DEBTOR-IN-POSSESSION CREDIT AGREEMENT

              DATED AS OF OCTOBER 9, 1996

                        among

            FRUEHAUF TRAILER CORPORATION,
                      FGR, INC.,
                FRUEHAUF CORPORATION,
       MARYLAND SHIPBUILDING & DRYDOCK COMPANY,
                   THE MERCER CO.,
           FRUEHAUF INTERNATIONAL LIMITED,
         DEUTSCHE-FRUEHAUF HOLDING CORPORATION,
             JACKSONVILLE SHIPYARDS, INC.,
               M.J. HOLDINGS, INC., and
                  E.L. DEVICES, INC.

             each a Debtor-in-Possession,
                   as Borrowers,


                         and

                  MADELEINE, L.L.C.,
                      as Lender

          (I)


       DEBTOR-IN-POSSESSION CREDIT AGREEMENT

                  TABLE OF CONTENTS


 Page

                       SECTION 1
                           DEFINITIONS . . . . . . . .  2
     1.1  Certain Defined Terms. . . . . . . . . . . .  2
     1.2  Accounting Terms; Utilization of GAAP for
Purposes of Calculations
          Under Agreement. . . . . . . . . . . . . . . 21
     1.3  Other Definitional Provisions. . . . . . . . 22

                       SECTION 2
       AMOUNTS AND TERMS OF COMMITMENTS AND LOANS . .  22
     2.1  Commitments; Loans; Notes. . . . . . . . . . 22
     2.2  Interest on the Loans. . . . . . . . . . . . 24
     2.3  Fees . . . . . . . . . . . . . . . . . . . . 25
     2.4  Prepayments and Reductions in Commitments;
          General Provisions Regarding Payments.. .  . 26
     2.5  Use of Proceeds. . . . . . . . . . . . . . . 29
     2.6  Increased Costs; Taxes; Capital Adequacy . . 29
     2.7  Obligation of Lender to Mitigate.. . . . . . 32
     2.8  Superpriority Nature of Obligations
          and First Priority Encumbrances. . . . . . . 32
     2.9  Joint and Several Liability;
          Payment Indemnifications . . . . . . . . . . 33

                     SECTION 3
                     [RESERVED] . . . .  . . . . . . . 34

                     SECTION 4
          CONDITIONS TO LOANS . . . . . . . . . . .  . 34
     4.1  Conditions to Initial Loans. . . . . . . . . 34
     4.2  Conditions to All Loans. . . . . . . . . . . 37

                    SECTION 5
         BORROWERS' REPRESENTATIONS AND WARRANTIES. . .39
     5.1  Organization, Powers, Qualification, Good
          Standing, Business and Subsidiaries.. . .. . 39
     5.2  Authorization of Borrowing, etc. . . . . . . 40
     5.3  Financial Condition. . . . . . . . . . . . . 41
     5.4  No Material Adverse Change; No Restricted
          Junior Payments. . . . . . . . . . . . . . . 41
     5.5  Title to Properties; Liens.. . . . . . . . . 42
     5.6  Litigation; Adverse Facts. . . . . . . . . . 42
     5.7  Payment of Taxes.. . . . . . . . . . . . . . 42

          (ii)

     5.8  Performance of Agreements; Materially
          Adverse Agreements. . . . . . . . . . . . . .43
     5.9  Governmental Regulation. . . . . . . . . . . 43
     5.10 Securities Activities. . . . . . . . . . . . 43
     5.11 Employee Benefit Plans.. . . . . . . . . . . 43
     5.12 Certain Fees.. . . . . . . . . . . . . . . . 44
     5.13 Environmental Protection . . . . . . . . . . 44
     5.14 Employee Matters.. . . . . . . . . . . . . . 45
     5.15 Inventory and Accounts.. . . . . . . . . . . 45
     5.16 Representations Concerning Cash
          Management System. . . . . . . . . . . . . . 47
     5.17 Intellectual Property. . . . . . . . . . . . 47
     5.19 Disclosure.. . . . . . . . . . . . . . . . . 47

                    SECTION 6
          BORROWERS' AFFIRMATIVE COVENANTS. . .. . . . 48
     6.1  Financial Statements and Other Reports.. . . 48
     6.2  Corporate Existence, etc.. . . . . . . . . . 54
     6.3  Payment of Taxes and Claims. . . . . . . . . 54
     6.4  Maintenance of Properties; Insurance.. . . . 54
     6.5  Inspection; Lender Meeting.. . . . . . . . . 55
     6.6  Compliance with Laws, etc. . . . . . . . . . 55
     6.7  Environmental Matters. . . . . . . . . . . . 55
     6.8  Environmental Indemnity. . . . . . . . . . . 58
     6.9  Borrowing Base and Inventory Reports.. . . . 58
     6.10 Cash Management System.. . . . . . . . . . . 59
     6.11 Material Contracts.. . . . . . . . . . . . . 61
     6.12 Certain Post-Closing Obligations . . . . . . 62

                    SECTION 7
          BORROWERS' NEGATIVE COVENANTS. . . . . . . . 63
     7.1  Indebtedness.. . . . . . . . . . . . . . . . 64
     7.2  Liens and Related Matters. . . . . . . . . . 64
     7.3  Investments; Joint Ventures. . . . . . . . . 65
     7.4  Contingent Obligations.. . . . . . . . . . . 66
     7.5  Restricted Junior Payments . . . . . . . . . 66
     7.6  Financial Covenants. . . . . . . . . . . . . 66
     7.7  Restriction on Fundamental Changes;
          Asset Sales. . . . . . . . . . . . . . . . . 67
     7.8  Consolidated Capital Expenditures. . . .   . 68
     7.9  Restriction on Leases. . . . . . . . . . . . 68
     7.10 Sales and Lease-Backs. . . . . . . . . . . . 69
     7.11 Chapter 11 Claims. . . . . . . . . . . . . . 69
     7.12 Transactions with Shareholders and
          Affiliates. . . . . . . . . . . . . . . . .. 69
     7.13 Disposal of Subsidiary Stock.. . . . . . . . 69
     7.14 Conduct of Business. . . . . . . . . . . . . 70
     7.15 Limitation on Payments and Disbursements.. . 70
     7.17 Fiscal Year; Tax Consolidation.. . . . . . . 70
     7.18 Amendments to Material Contracts.. . . . . . 70

         (iii)

                    SECTION 8
          EVENTS OF DEFAULT. . . . . . . . . . . . . . 70
     8.1  Failure to Make Payments When Due. . . . . . 71
     8.2  Breach of Certain Covenants. . . . . . . . . 71
     8.3  Other Defaults Under Loan Documents. . . . . 71
     8.4  Breach of Warranty.. . . . . . . . . . . . . 71
     8.5  Bankruptcy Proceeding Events.. . . . . . . . 71
     8.6  Judgments. . . . . . . . . . . . . . . . . . 72
     8.7  Employee Benefit Plans.. . . . . . . . . . . 72
     8.8  Impairment of Collateral.. . . . . . . . . . 73
     8.9  Default Under or Termination of
          Material Contracts. . . . . . . . . . . . . .73
     8.10 Material Adverse Effect. . . . . . . . . . . 73
     8.11 Change in Crisis Manager . . . . . . . . . . 73
     8.12 Change in Board. . . . . . . . . . . . . . . 73

                    SECTION 9
          MISCELLANEOUS. . . . . . . . . . . . . . . . 74
     9.1  Participations in Loans. . . . . . . . . . . 74
     9.2  Expenses.. . . . . . . . . . . . . . . . . . 75
     9.3  Indemnity. . . . . . . . . . . . . . . . . . 76
     9.4  Set-Off; Security Interest in Deposit
          Accounts. . . . . . . . . . . . . . . .. . . 77
     9.5  Amendments and Waivers.. . . . . . . . . . . 78
     9.6  Independence of Covenants. . . . . . . . . . 78
     9.7  Notices. . . . . . . . . . . . . . . . . . . 78
     9.8  Survival of Representations,
          Warranties and Agreements. . . . . . . . . . 78
     9.9  Failure or Indulgence Not Waiver;
          Remedies Cumulative. . . . . . . . . . . . . 79
     9.10 Marshalling; Payments Set Aside. . . . . . . 79
     9.11 Severability.. . . . . . . . . . . . . . . . 79
     9.12 Headings.. . . . . . . . . . . . . . . . . . 79
     9.13 Applicable Law.. . . . . . . . . . . . . . . 79
     9.14 Successors and Assigns.. . . . . . . . . . . 80
     9.15 Consent to Jurisdiction and Service
          of Process . . . . . . . . . . . . . . . . . 80
     9.16 Waiver of Jury Trial . . . . . . . . . . . . 80
     9.17 Confidentiality. . . . . . . . . . . . . . . 81
     9.18 Counterparts; Effectiveness. . . . . . . . . 81
     9.19 Parties Including Trustees;
          Court Proceedings. . . . . . . . . . . . . . 82

     Signature pages . . . . . . . . . . . . . . . . .S-1

         (iv)

                             EXHIBITS


I    FORM OF BORROWING BASE CERTIFICATE
II   FORM OF CASH MANAGEMENT LETTER
III  FORM OF COMPLIANCE CERTIFICATE
IV   FORM OF FINAL ORDER
V    FORM OF INTERIM ORDER
VI   FORM OF NOTE
VII  FORM OF NOTICE OF BORROWING
VIII FORM OF PLEDGE AND SECURITY AGREEMENT
IX   FORM OF OPINION OF BORROWERS COUNSEL

          (v)

                           SCHEDULES


1.1A EXISTING LETTERS OF CREDIT
1.1B MORTGAGED PROPERTY
5.1  SUBSIDIARIES OF BORROWERS; COLLATERAL MATTERS
5.2  CONSENTS
5.5  EXISTING PERMITTED ENCUMBRANCES
5.6  LITIGATION
5.7  TAX RETURNS
5.8  MATERIAL CONTRACTS
5.11 ERISA MATTERS
5.13 ENVIRONMENTAL MATTERS
5.16 CASH MANAGEMENT SYSTEM
5.17 INTELLECTUAL PROPERTY
7.1  EXISTING INDEBTEDNESS
7.2  EXISTING LIENS
7.3  EXISTING INVESTMENTS
7.4  EXISTING CONTINGENT OBLIGATIONS

         DEBTOR-IN-POSSESSION CREDIT AGREEMENT



     This DEBTOR-IN-POSSESSION CREDIT AGREEMENT is dated as of October 9, 1996 and entered into by and among FRUEHAUF TRAILER CORPORATION, a Delaware corporation, as debtor and debtor-in-possession (``FTC''), FGR, INC.
(f.k.a. Decatur Aluminum Company, Inc.), a Michigan corporation, as debtor and debtor-in-possession (``FGR''), FRUEHAUF CORPORATION, a Delaware corporation, as debtor and debtor-in-possession (``FC''), MARYLAND SHIPBUILDING &
DRYDOCK COMPANY, a Maryland corporation, as debtor and debtor-in-possession (``MSD''), THE MERCER CO., a Delaware corporation, as debtor and debtor-in-possession
(``Mercer''), FRUEHAUF INTERNATIONAL LIMITED, a Delaware corporation, as debtor and debtor-in-possession (``FIL''), DEUTSCHE-FRUEHAUF HOLDING CORPORATION, a Delaware corporation, as debtor and debtor-in-possession (``DHC''), JACKSONVILLE SHIPYARDS, INC., a Florida corporation, as debtor and debtor-in-possession (``JSI''), M.J. HOLDINGS, INC., an Ohio corporation, as debtor and debtor-in-possession (``MJH''), E.L. DEVICES, INC., a
Florida corporation, as debtor and debtor-in-possession
(``ELD'' and, together with FTC, FGR, FC, MSD, Mercer,
FIL, DHC, JSI, and MJH each individually referred to herein as a ``Borrower'' and jointly and severally as ``Borrowers''), and MADELINE, L.L.C., a Delaware limited liability company (``Lender'').


                         R E C I T A L S

     WHEREAS, on October 7, 1996, Borrowers filed voluntary petitions for relief under the Bankruptcy Code
(such term and other capitalized terms used in these recitals without definition have the meanings set forth in subsection 1.1 of this Agreement), with the United States
Bankruptcy Court, District of Delaware, (the ``Court'')
(such proceedings, Jointly Administered Case No. 96-1563 are hereinafter referred to as the ``Chapter 11 Cases'').
Each Borrower continues to operate its businesses and manage its properties as a debtor in possession pursuant to Sections 1107 and 1108 of the Bankruptcy Code.

     WHEREAS, Borrowers have requested Lender to provide a revolving credit facility consisting of two tranches, a borrowing base facility of up to $35,000,000 (subject to the Borrowing Base) and an overadvance facility of up to $20,000,000, with proceeds of such facilities to be used to fund working capital, repay and terminate the Existing
Working Capital Facilities (and cash collateralize
Existing Letters of Credit outstanding thereunder) and make certain other payments during the Chapter 11 Cases, all as set forth herein and Lender is willing to extend such postpetition credit to Borrowers in accordance with and on the terms and conditions set forth in this Agreement.

     WHEREAS, Borrowers desire to secure their respective obligations hereunder and under the other Loan Documents by granting to Lender a first priority perfected security interest in all of their assets as set forth in the Pledge and Security Agreement and other Collateral Documents.

     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrowers and Lender hereby agree as follows:


                            SECTION 1
                           DEFINITIONS

1.1  Certain Defined Terms.

     The following terms used in this Agreement shall have the following meanings:

     ``Acceleration'' means the declaration (whether automatic, by notice or otherwise) of all or any portion of the Loans or other Obligations to be immediately due and payable pursuant to Section 8.

     ``Accounts'' shall mean all present and future accounts, contract rights, general intangibles, chattel paper, documents and instruments, as such terms are defined in the UCC, of each Borrower and its Subsidiaries, including, without limitation, all obligations for the payment of money arising out of the sale, lease or other disposition of goods or other property or rendition of services and all proceeds thereof.

     ``Account Debtor'' shall mean each debtor or obligor in any way obligated on or in connection with any Account.

     ``Affiliate'', as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person.
For the purposes of this definition, ``control''
(including, with correlative meanings, the terms
``controlling'', ``controlled by'' and ``under common control with''), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

     ``Agreement'' means this Debtor-In-Possession Credit
Agreement dated as of October 9, 1996.

     ``Approved Budget'' has the meaning set forth in Subsection 6.1(xv).

      ``Applicable Percentage'' means, as to Eligible
Inventory, the following percentages of the value thereof, determined at the lower of cost or market on a first in first out basis, (i) in the case of new trailers, 70%;
(ii) in the case of used trailers, 70%; (ii) in the case of purchased parts and accessories, 50%; and (iv) in the case of raw materials, 50%.

     ``Asset Sale'' means the sale by any Borrower or any of its Subsidiaries to any Person ther than another
Borrower of (i) any of the capital stock of any of their respective Subsidiaries, (ii) substantially all of the assets of any division or line of business or product brands, or (iii) any assets (whether tangible or intangible) outside of the ordinary course of business.

     ``Base Rate'' means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the rate of interest announced publicly by The Chase Manhattan Bank, in New
York, New York, from time to time, as The Chase Manhattan
Bank's base rate.

     ``Bankruptcy Code'' means Title 11 of the United
States Code entitled ``Bankruptcy'', as now and hereafter in effect, or any successor statute.

     ``Bankruptcy Rule'' means a rule promulgated as part of the Federal Rules of Bankruptcy Procedure.

     ``Borrower'' and ``Borrowers'' has the meaning assigned to that term in the introduction to this Agreement.

     ``Borrowing Base'' means, as of any date of determination, the amount by which (a) the sum of: (i) eighty five percent (85%) of the Net Amount of Eligible
Accounts; (ii) sixty-five percent (65%) of the Net Amount of Approved Nondomestic Accounts (or such lesser percentage thereof as determined from time to time by Lender in its sole discretion); and (iii) the Applicable
Percentage of the value of Eligible Inventory determined at the lower of cost or market on a first in first out basis, exceeds (b) such reserves as Lender may from time to time require in it sole discretion.

     ``Borrowing Base Certificate'' means a certificate substantially in the form of Exhibit I annexed hereto delivered by Borrowers to Lender pursuant to subsection
6.9.

     ``Borrowing Base Loan Commitment'' means the commitment of Lender to make Borrowing Base Loans to Borrowers pursuant to subsection 2.1A. Such commitment shall be an aggregate amount initially equal to $35,000,000 and shall be reduced from time by the amount of any reductions pursuant to subsections 2.1A, 2.4A(ii) or 2.4A(iii).

     ``Borrowing Base Loans'' means the Borrowing Base
Loans made by Lender to Borrowers pursuant to subsection
2.1A.

     ``Borrowing Orders'' means the Interim Order and the Final Order.

     ``Business Day'' means for all purposes any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close.

     ``Capital Lease'', as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

     ``Carve Out'' has the meaning set forth in the Interim Order and Final Order.

     ``Cash'' means money, currency or a credit balance in a Deposit Account.

     ``Cash Equivalents'' means (i) marketable securities issued or directly and unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United
States, in each case maturing within 60 days from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within 60 days from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors
Service, Inc.; (iii) commercial paper maturing no more than 60 days from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor's Corporation or at least P-1 from Moody's
Investors Service, Inc.; (iv) certificates of deposit or bankers' acceptances maturing within 60 days from the date of acquisition thereof issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having unimpaired capital and surplus of not less than $500,000,000 (each such commercial bank herein called a ``Cash Equivalent Bank''); (v) time deposits having a maturity of 30 days or less with any Cash Equivalent Bank
(whether such deposit is with such Cash Equivalent Bank or any other Cash Equivalent Bank) and (vi) balances maintained in Deposit Accounts included in the Cash
Management System.

     ``Cash Management Letters'' means each of the letter agreements among Borrowers, the financial institutions at which Deposit Accounts are located pursuant to the Cash
Management System and Lender, in each case substantially in the form of Exhibit II annexed hereto with such changes as are requested or otherwise acceptable to Lender.

     ``Cash Management System'' means the system of Deposit Accounts of Borrowers and their Subsidiaries pursuant to which all Receipts of Borrowers and such Subsidiaries are collected and distributed all as described in Schedule 5.16 annexed hereto, as it may be modified from time to time in accordance with the terms hereof and with the written consent of Lender.

     ``Chapter 11 Cases'' has the meaning assigned to that term in the recital clauses hereof.

     ``Closing Date'' means the date on which the Interim
Order is entered which shall be not later than October 11, 1996.

     ``Collateral'' means all of the real, personal and mixed property of Borrowers wherever located, now existing or hereafter acquired and all proceeds and products thereof, all of which shall be subject to a Lien in favor of Lender pursuant to the Collateral Documents.

     ``Collateral Documents'' means, collectively, the
Pledge and Security Agreement and any other mortgages, deeds of trust, security agreements, pledge agreements, assignments, financing statements or other agreements, documents or certificates now or hereafter granting
Liens on the property of a Borrower or any of its Subsidiaries to Lender.

     ``Collection Accounts'' means the Sweep Accounts and the Local Depository Accounts.

     ``Commitments'' means collectively the Borrowing Base
Loan Commitment and the Overadvance Loan Commitment.

     ``Commitment Termination Date'' means the earliest of
(i) April 30, 1997, (ii) the effective date of one or more plans of reorganization in the Chapter 11 Cases, and (iii) the date of termination in whole of the Commitments pursuant to subsections 2.1A, 2.1B, 2.4A(ii) or Section 8.

     ``Compliance Certificate'' means a certificate substantially in the form of Exhibit III annexed hereto delivered to Lender by Borrowers pursuant to subsection
6.1(iv).

     ``Consolidated Adjusted EBITDA'' means, for any period, the sum of the amounts for such period of (i)
Consolidated Net Income, (ii) Consolidated Interest
Expense, (iii) provisions for taxes based on income, (iv) total depreciation expense, (v) professional fees and expenses associated with the administration of the Chapter
11 Cases in an aggregate amount not to exceed $1,000,000 per month (vi) total amortization expense, and (vii) other non-cash items reducing Consolidated Net Income less other non-cash items increasing Consolidated Net Income, all of the foregoing as determined on a consolidated basis for FTC and its Subsidiaries in conformity with GAAP.

     ``Consolidated Capital Expenditures'' means, for any period, the sum of (i) the aggregate of all expenditures
(whether paid in cash or other consideration or accrued as a liability and including that portion of Capital Leases which is capitalized on the consolidated balance sheet of Borrowers and their Subsidiaries) by Borrowers and their Subsidiaries during that period that, in conformity with GAAP, are included in ``additions to property, plant or equipment'' or comparable items reflected in the consolidated statement of cash flows of Borrowers and their Subsidiaries plus (ii) to the extent not covered by clause (i) hereof, the aggregate of all expenditures by Borrowers and their Subsidiaries during that period to acquire (by purchase or otherwise) the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person.

     ``Consolidated Interest Expense'' means, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of FTC and its Subsidiaries on a consolidated basis with respect to all outstanding
Indebtedness of FTC and its Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under any Interest Rate
Agreements, but excluding, however, any amounts referred to in subsection 2.3 payable to Lender on or before the Closing Date.

     ``Consolidated Net Income'' means, for any period, the net income (or loss) of FTC and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP;
provided that there shall be excluded (i) the income (or loss) of any Person (other than a Subsidiary of FTC) in which any other Person (other than FTC or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to FTC or any of its Subsidiaries by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of FTC or is merged into or consolidated with FTC or any of its Subsidiaries or that Person's assets are acquired by FTC or any of its Subsidiaries, (iii) the income of any Subsidiary of FTC to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary,
(iv) any after-tax gains or losses attributable to Asset
Sales or returned surplus assets of any Pension Plan, and
(v) (to the extent not included in clauses (i) through (iv) above) any net extraordinary gains or net non-cash extraordinary losses.

     ``Consolidated Net Sales'' means, for any period, the net sales of FTC and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in accordance with GAAP.

     ``Contingent Obligation'', as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person (i) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or (iii) under Interest Rate Agreements and Currency Agreements. Contingent Obligations shall include, without limitation, (a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (c) any liability of such Person for the obligation of another through any agreement
(contingent or otherwise) (1) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (2) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (1) or (2) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited.

     ``Contractual Obligation'', as applied to any Person, means any provision of any Security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

     ``Court'' shall have the meaning assigned to it in the recital clauses hereof.

     ``Crisis Manager'' shall mean Alvarez & Marsal or such other crisis manager approved in writing by Lender.

     ``Currency Agreement'' means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement designed to protect any Borrower or any of its Subsidiaries against fluctuations in currency values.

     ``Deposit Account'' means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit, including, without limitation, the Collection
Accounts and the Disbursement Accounts.

     ``Depository Institutions'' means any bank or other institution at which a Deposit Account which is part of the Cash Management System is held or maintained.

     ``Disbursement Accounts'' means the General Funding
Account, the MNB Controlled Disbursement Account, the
Branch Funding Account, the Branch Disbursement Accounts, the Aetna Account (each as defined on Schedule 5.16), account number 02330414 maintained at Michigan National
Bank, account number 010168238 maintained with Hancock
Bank, account number 6101430 maintained with NationsBank, account number 2529928 maintained with National City Bank, and any additional account(s) or replacement(s) for such accounts approved by Lender in a writing designating such accounts as Disbursement Accounts.

     ``Dollars'' and the sign ``$'' mean the lawful money of the United States of America.

     ``Eligible Accounts'' means Accounts created by Borrowers in the ordinary course of business arising out of Borrowers' sale of goods or rendition of services, which are acceptable to Lender in all respects in its sole discretion. Standards of eligibility may be fixed and revised from time to time solely by Lender in Lender's exclusive judgment. In determining eligibility, Lender may, but need not, rely on agings, reports and schedules of Accounts furnished by Borrowers, but reliance by Lender thereon from time to time shall not be deemed to limit
Lender's right to revise standards of eligibility at any time as to both Borrowers' present and future Accounts.
In general, except as otherwise agreed to by Lender in its sole discretion, Eligible Accounts shall not include:
(a) any Account with respect to which the Account Debtor on such Account is not acceptable to Lender in its sole discretion; (b) any Account which does not comply in all respects with the representations, covenants and warranties set forth herein or in any of the other Loan
Documents; (c) any Account for which more than 90 days have elapsed since the invoice date of such Account;
(d) any Account with respect to which the Account Debtor is a director, officer, employee, Subsidiary or Affiliate of Debtor; (e) all Accounts owing by a single Account
Debtor if Accounts constituting twenty-five percent (25%) or more of the aggregate balance owing by such Account
Debtor to Borrowers remains unpaid more than ninety (90) days after the applicable invoice dates of such Accounts;
(f) all Accounts from any Account Debtor who is also a creditor of any Borrower or any of their Subsidiaries, but only to the extent of the outstanding amount owing by such Borrower or such Subsidiary to such Account Debtor;
(g) any Account with respect to which the Account Debtor is the United States of America or any department, agency or instrumentality thereof, unless the applicable Borrower assigns its right to payment of such Accounts to Lender pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. ss 3727) and notice of such assignment has been provided to the applicable department, agency or instrumentality in accordance with such act; (h) any Account with respect to which the Account Debtor is not a resident of the United States of America unless (i) the Account Debtor has delivered to Lender an irrevocable letter of credit naming Lender as payee (or assigned to Lender in a manner acceptable to Lender), (ii) such letter of credit has been issued by a financial institution satisfactory to Lender, and (iii) such letter of credit is satisfactory in form and substance to Lender, in which event such Account may be eligible to the extent of the face amount of such letter of credit; (i) any Account with respect to which Lender does not have a first and valid fully perfected security interest and for which Lender has not received adequate certificates, reports and other assurances (the adequacy of which shall be determined by Lender in its sole discretion) of such priority and perfection; (j) any Account with respect to which the Account Debtor is the subject of a case under the Bankruptcy Code or a similar insolvency proceeding or has made an assignment for the benefit of creditors or whose assets have been conveyed to a receiver or trustee; and
(k) any Account with respect to which the Account Debtor's obligation to pay the Account is conditional upon the Account Debtor's approval or is otherwise subject to any repurchase obligation or return right, as with sales made on a bill-and-hold (unless made at the direction of the Account Debtor and payment of such Account is not conditional), guaranteed sale, sale-and-return, sale on approval or consignment basis.

     ``Eligible Inventory'' means and includes Inventory consisting of first quality and used finished goods held for resale in the ordinary course of Borrowers' business and raw materials for such finished goods and component parts held for sale in the ordinary course of Borrowers' business, which are owned by Borrowers and located at Borrowers' premises in the United States of America and acceptable to Lender in all respects. General criteria for Eligible Inventory may be established and revised from time to time by Lender in Lender's exclusive judgment. In determining such acceptability Lender may, but need not, rely on reports and schedules of Inventory furnished to Lender by Borrowers, but reliance thereon by Lender from time to time shall not be deemed to limit Lender's right to revise standards of eligibility at any time. In general, except as otherwise agreed to by Lender in its sole discretion, Eligible Inventory shall not include (a) work in process; (b) components which are not to be part of finished goods; (c) spare parts not held for sale in the ordinary course of Borrower business; (d) packaging and shipping materials; (e) supplies used or consumed in Borrowers' business; (f) Inventory at the premises of third parties unless such Inventory consists of trailers located off site at paint or decal shops which shall be eligible to the extent not exceeding both (i) 12 trailers and (ii) 3% of value of Eligible Inventory in the aggregate at any time; (g) subject to a Lien in favor of any third party, except for Liens permitted hereunder; (h) bill and hold goods; (i) Inventory which is not subject to Lender's first and valid fully perfected security interest and for which Lender has not received adequate certificates, reports and other assurances (the adequacy of which is to be determined by Lender in its sole discretion) of such priority and perfection; (j) returned, damaged and/or defective goods; (k) ``seconds''; (l)
Inventory purchased on consignment; (m) Inventory produced in violation of the Fair Labor Standards Act or subject to the so-called ``hot goods'' provisions contained in Title
29 U.S.C. 215(a)(i); (n) finished goods which do not meet the specifications of the purchase order for such goods in any material respect; (o) Inventory which is not in good condition, does not meet all standards imposed by any governmental agency, or department or division thereof, having regulatory authority over the Inventory, or which is not either currently usable or currently saleable in the ordinary course of Borrowers' business; (p) Inventory which is not otherwise acceptable to Lender in its sole discretion because of age, type, category, quality and/or quantity; (q) Inventory which has been consigned to a customer of Lender, has been used or repossessed (other than used trailers held for sale), or has been attached, seized, made subject to a writ or distress warrant, levied upon or brought within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors; (r) Inventory which does not comply in all respects with each of the representations, warranties and covenants set forth in this Agreement; and (s) Inventory purchased by Lender in or as part of a ``bulk'' transfer or sale of assets unless Debtor has complied with all applicable bulk sales or bulk transfer laws.

     ``Employee Benefit Plan'' means any ``employee benefit plan'' as defined in Section 3(3) of ERISA which is, or was at any time during the past five years, maintained or contributed to by Borrowers or any Persons who are or were, at the relevant time, their ERISA
Affiliates and with respect to which any Borrower could have any liability.

     ``Environmental Claim'' means any accusation, allegation, notice of violation, claim, demand, abatement order or other order or direction (conditional or otherwise) by any governmental authority or any Person for any damage, including, without limitation, personal injury (including sickness, disease or death), tangible or intangible property damage, contribution, indemnity, indirect or consequential damages, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions, in each case relating to, resulting from or in connection with Hazardous Materials and relating to any Borrower, any of its Subsidiaries, any of their respective Affiliates or any Facility.

     ``Environmental Laws'' means all statutes, ordinances, orders, rules, regulations, plans, policies or decrees and the like relating to (i) environmental matters, including, without limitation, those relating to fines, injunctions, penalties, damages, contribution, cost recovery compensation, losses or injuries resulting from the Release or threatened Release of Hazardous Materials, (ii) the generation, use, storage, transportation or disposal of Hazardous Materials, or
(iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to any Borrower or any of its Subsidiaries or any of their respective properties, including, without limitation, the Comprehensive Environmental Response, Compensation, and
Liability Act (42 U.S.C. ss 9601 et seq.), the Hazardous
Materials Transportation Act (49 U.S.C. ss 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss
6901 et seq.), the Federal Water Pollution Control Act (
33 U.S.C. ss 1251 et seq.), the Clean Air Act (42 U.S.C. ss
7401 et seq.), the Toxic Substances Control Act (15 U.S.C.
ss 2601 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. ss136 et seq.), the Occupational
Safety and Health Act (29 U.S.C. ss 651 et seq.) and the Emergency Planning and Community Right-to-Know Act (42
U.S.C. ss 11001 et seq.), each as amended or supplemented, and any analogous future or present local, state and federal statutes and regulations promulgated pursuant thereto, each as in effect as of the date of determination.

     ``ERISA'' means the Employee Retirement Income
Security Act of 1974, as amended from time to time, and any successor statute.

     ``ERISA Affiliate'', as applied to any Person, means
(i) any corporation which is, or was at the relevant time, a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is, or was at the relevant time, a member; (ii) any trade or business (whether or not incorporated) which is, or was at the relevant time, a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is, or was at any time, a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is, or was at the relevant time, a member.

     ``ERISA Event'' means (i) a ``reportable event'' within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension
Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of
Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution (other than contributions that are being contested in good faith and as to which adequate reserves have been provided for in accordance with GAAP) to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section
4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section
4041(c) of ERISA; (iv) the withdrawal by any Borrower or any of its ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Sections 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which would constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension
Plan; (vi) the imposition of liability on any Borrower or any of its ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section
4212(c) of ERISA; (vii) the withdrawal by any Borrower or any of its ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by any Borrower or any of its ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under
Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could reasonably be expected to give rise to the imposition on any Borrower or any of its ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409 or 502(c), (i) or (l) or 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against any Borrower or any of its ERISA Affiliates in connection with any such Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal
Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue
Code; or (xi) the imposition of a Lien pursuant to Section
401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

     ``Event of Default'' means each of the events set forth in Section 8.

     ``Exchange Act'' means the Securities Exchange Act of
1934, as amended from time to time, and any successor statute.

     ``Existing Indenture'' means the Indenture dated as of May 1, 1995, as amended as of June 21, 1996, between FTC and IBJ Schroder Bank & Trust Company, as trustee, pursuant to which FTC issued its 14.75% Senior Secured
Notes due 2002 in an aggregate initial principal amount of $74,117,000.

     ``Existing Letters of Credit'' means the Letters of Credit listed on Schedule 1.1A issued by CoreStates Bank,
N.A. for the account of FTC under the Existing Working
Capital Facilities and outstanding and undrawn as of the Closing Date with a maximum undrawn amount of $6,248,977.

     ``Existing Working Capital Facility'' means, collectively, (i) all documents and instruments entered into between Congress Financial Corporation (Central) and/or one of its affiliates and one or more Borrowers, including, without limitation, that certain Accounts
Financing Agreement [Security Agreement] between FTC and
Congress Financial Corporation (Central); that certain
Inventory and Equipment Security Agreement Supplement to
Accounts Financing Agreement [Security Agreement] between
FTC and Congress Financial Corporation (Central); that certain Rider No. 1 to Accounts Financing Agreement
[Security Agreement] and Inventory and Equipment Security
Agreement Supplement to Account Financing Agreement
[Security Agreement] between FTC and Congress Financial
Corporation (Central) and that certain letter regarding
Inventory Loans between FTC and Congress Financial
Corporation (Central) each dated as of August 20, 1993;
and each as amended by that certain First Amendment to Accounts Financing Agreement [Security Agreement] between
FTC and Congress Financial Corporation (Central) entered into as of April 4, 1994; that certain Second Amendment to Accounts Financing Agreement [Security Agreement] and
Waiver between FTC and Congress Financial Corporation
(Central) entered into as of April 12, 1994; that certain
Third Amendment to Accounts Financing Agreement [Security
Agreement] between FTC and Congress Financial Corporation
(Central) entered into as of May 1, 1995; that certain
Fourth Amendment to Accounts Financing Agreement [Security
Agreement] between FTC and Congress Financial Corporation
(Central) entered into as of April 19, 1996; and that certain Fifth Amendment to Accounts Financing Agreement
[Security Agreement] and Limited Waiver between FTC and
Congress Financial Corporation (Central) entered into as of June 21, 1996; together with all other agreements and instruments entered into in connection with any of the foregoing for the benefit of Congress Financial
Corporation (Central), including without limitation all notes, guarantees, mortgages, pledge agreements and security agreements relating thereto; and (ii) the Working
Capital Term Note of FTC dated April 19, 1996 in a principal amount of $5,500,000 issued to Congress
Financial Corporation (Central) and assigned to K-H
Corporation; the Supplemental Working Capital Term
Note of FTC dated June 21, 1996 in a principal amount of $1,000,000 issued to Congress Financial Corporation
(Central) and assigned to K-H Corporation; and the Subordinated Revolving Note of FTC dated June 21, 1996 issued to K-H Corporation; together with all other agreements and instruments entered into in connection with the foregoing for the benefit of the holder of such notes, including, without limitation, all guarantees, mortgages, pledge agreements and security agreements relating thereto.

     ``Facilities''  means any and all real property
(including, without limitation, all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased or operated or used (for manufacturing, warehousing, sales or other business operations) by any Borrower or any of its Subsidiaries or any of their respective predecessors or Affiliates.

     ``Final Order'' shall mean an order of the Court entered in the Chapter 11 Cases after a final hearing under Bankruptcy Rule 4001(c)(2) in the form attached hereto as Exhibit IV with any modifications approved by Lender in its sole discretion. The Final Order shall also contain a finding consistent with the representation of Borrowers set forth in subsection 5.2A.

     ``Fiscal Year'' means the fiscal year or fiscal period of Borrowers and their Subsidiaries, as the case may be, ending on or about the last Business Day of December of each calendar year. For purposes of this Agreement, any particular Fiscal Year shall be designated by reference to the calendar year in which such Fiscal
Year ends.

     ``Fruehauf de Mexico'' means Fruehauf de Mexico, S.A.
de C.V.

     ``Funding Date'' means the date of the funding of a Loan.

     ``GAAP'' means, subject to the limitations on the application thereof set forth in subsection 1.2, generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting
Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, in each case as the same are applicable to the circumstances as of the date of deter-mination.

     ``Governmental Authorization'' means any permit, license, authorization, directive, consent order or consent decree of or from any federal, state or local governmental authority, agency or court.

     ``Hazardous Materials'' means (i) any chemical, material or substance at any time defined as or included in the definition of ``hazardous substances'', ``hazardous wastes'', ``hazardous materials'', ``extremely hazardous waste'', ``restricted hazardous waste'', ``infectious waste'', ``toxic substances'' or any other formulations intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, ``TCLP toxicity'' or ``EP toxicity'' or words of similar import under any applicable
Environmental Laws or publications promulgated pursuant thereto; (ii) any oil, petroleum, petroleum fraction or petroleum derived substance; (iii) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (iv) any flammable substances or explosives; (v) any radioactive materials;
(vi) asbestos in any form; (vii) urea formaldehyde foam insulation; (viii) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million; (ix) pesticides; and (x) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of the Facilities.

     ``Hazardous Materials Activity'' means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened
Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

     ``Indebtedness'', as applied to any Person, means (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is
(a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument, and (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person. Obligations under Interest Rate Agreements and Currency Agreements constitute Contingent Obligations and not Indebtedness.

     ``Indemnitee'' has the meaning assigned to that term in subsection 9.3.

     ``Initial Borrowing Date'' has the meaning set forth in subsection 4.1.

     ``Interest Rate Agreement'' means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement to which a Borrower or any of its Subsidiaries is a party.

     ``Interim Order'' means an order of the Court entered in the Chapter 11 Cases after an interim hearing under Bankruptcy Rule 4001(c)(2) in the form attached hereto as
Exhibit V with any modifications approved by Lender in its sole discretion. The Interim Order shall also contain a finding consistent with the representation of Borrower set forth in subsection 5.2A.

     ``Internal Revenue Code'' means the Internal Revenue
Code of 1986, as amended to the date hereof and from time to time hereafter.

     ``Inventory'' shall mean any ``inventory,'' as such term is defined in the UCC, now or hereafter owned or acquired by Borrowers, wherever located, and, in any event, including all inventory, merchandise, goods and other personal property which are held by or on behalf of Borrowers for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process, or materials used or consumed or to be used or consumed in Borrowers' business, or in the processing, packaging, advertising, promotion, delivery or shipping of the same, and all finished goods and all proceeds and products thereof.

     ``Investment'' means (i) any direct or indirect purchase or other acquisition by any Borrower or any of its Subsidiaries of, or of a beneficial interest in, stock or other Securities of any other Person, or (ii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by any Borrower or any of their Subsidiaries to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets and did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

     ``Joint Venture'' means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided that in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

     ``Lender'' means Madeline, L.L.C. together with its successors.

     ``Lending Office'' means, with respect to Lender, the office of such Lender specified as its ``Lending Office'' below its name on the signature pages hereto or such other office of such Lender as such Lender may from time to time specify to the other parties hereto.

     ``Lien'' means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

     ``Loan Documents'' means (i) this Agreement, (ii) the
Note, (iii) the Collateral Documents and any other documents or instruments entered into by one or more
Borrowers with or for the benefit of Lender pursuant to the terms hereof.

     ``Loans'' means collectively the Borrowing Base Loans and the Overadvance Loans.

     ``Local Depository Accounts'' means the Local
Depository Accounts (as defined on Schedule 5.16) and any additional accounts or replacements for such accounts approved by Lender in a writing designating such account(s) as Local Depository Accounts.

     ``Margin Stock'' has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

     ``Material Adverse Effect'' means (i) a material adverse effect upon the business, operations, properties, assets, financial condition or prospects of any Borrower or (ii) the material impairment of any of the Collateral or (iii) the impairment of the ability of any Borrower to perform any of its material obligations under the Loan
Documents, or of Lender to enforce, the Obligations.

     ``Material Contract'' means any contract or other arrangement to which any Borrower or any of its Subsidiaries is a party (other than the Loan Documents) for which breach, nonperformance, cancellation or failure to renew could have a Material Adverse Effect.

     ``Mortgaged Properties'' means the real property owned or leased by Borrowers described on Schedule 1.1B and all improvements now or hereafter located thereon.

     ``Mortgages'' means, any mortgage or deed of trust or similar security document executed, acknowledged and delivered from time to time by any Borrower to Lender pursuant to this Agreement or any Collateral Document which encumbers the fee or leasehold interest of any Borrower in real property.

     ``Multiemployer Plan'' means an Employee Benefit Plan that is a ``multiemployer plan'', as defined in Section
3(37) of ERISA.

     ``Net Amount of Approved Nondomestic Accounts'' shall mean the gross amount of Accounts of Account Debtors that are not residents of the United States but that would constitute Eligible Accounts if the Account Debtor were a resident of the United States and that have been approved by Lender on a customer-by-customer basis, in Lender's sole discretion.

     ``Net Amount of Eligible Accounts'' shall mean the gross amount of Eligible Accounts less returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed.

     ``Net Asset Sale Proceeds'' means, with respect to any Asset Sale, Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received from such Asset Sale, net of any bona fide direct costs incurred in connection with such Asset Sale, including income taxes reasonably estimated to be actually payable within two years of the date of such Asset Sale as a result of any gain recognized in connection with such Asset Sale.

     ``Net Insurance/Condemnation Proceeds'' means any
Cash payments or proceeds received by any Borrower or any of their Subsidiaries (i) under any business interruption or casualty insurance policy in respect of a covered loss thereunder or (ii) as a result of the taking of any assets of any Borrower or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, in each case net of any actual and reasonable documented costs incurred by any Borrower or any of its Subsidiaries in connection with the adjustment or settlement of any claims of such Borrower or such Subsidiary in respect thereof.

     ``Note'' means the promissory note of Borrowers issued pursuant to subsection 2.1D on the Closing Date, together with any replacements or substitutions therefor, in each case substantially in the form of Exhibit VI annexed hereto.

     ``Notice of Borrowing'' means a notice substantially in the form of Exhibit VII annexed hereto delivered by any Borrower to Lender pursuant to subsection 2.1C with respect to a proposed borrowing.

     ``Obligations'' means all obligations of every nature of Borrowers from time to time owed to Lender or to be performed under the Loan Documents, whether for principal, interest, fees, expenses, indemnification or otherwise, including all Secured Obligations as defined in the Pledge and Security Agreement.

     ``Officer's Certificate'' means, as applied to any corporation, a certificate executed on behalf of such corporation by any of its chairman of the board (if an officer), president, one of its senior vice presidents or chief financial officer or its vice president treasurer or assistant treasurer or secretary (if in each case such officer is also a senior officer of a Borrower); provided that every Officer's Certificate with respect to the compliance with a condition precedent to the making of any Loans hereunder shall include (i) a statement that the officer making or giving such Officer's Certificate has read such condition and any definitions or other provisions contained in this Agreement relating thereto,
(ii) a statement that, to the best knowledge of the signer, such officer has made or has caused to be made such examination or investigation as is reasonably necessary to enable such officer to express an informed opinion as to whether or not such condition has been complied with, and (iii) a statement as to whether, to the best knowledge of the signer, such condition has been complied with in all material respects; and provided, further, that each Officer's Certificate from a Borrower executed after the Closing Date shall also be signed by the Crisis Manager unless otherwise agreed to by Lender.

     ``Operating Lease'' means, as applied to any Person, any lease (including, without limitation, leases that may be terminated by the lessee at any time) of any property
(whether real, personal or mixed) that is not a Capital
Lease other than any such lease under which that Person is the lessor.

     ``Overadvance Loan Commitment'' means the commitment of Lender to make Overadvance Loans to Borrowers pursuant to subsection 2.1B. Such commitment shall be an aggregate amount initially equal to $20,000,000 and shall be reduced from time to time by the amount of any reductions thereto pursuant to subsections 2.1B, 2.4A(ii) or 2.4A(iii).

     ``Overadvance Loans'' means the Overadvance Loans made by Lender to Borrower pursuant to subsection 2.1B.

     ``PBGC'' means the Pension Benefit Guaranty
Corporation (or any successor thereto).

     ``Pension Plan'' means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to
Section 412 of the Internal Revenue Code or Section 302 of
ERISA.

     ``Permitted Encumbrances'' means the following types of Liens (other than any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA):

          (i)  Liens for taxes, assessments or
governmental charges or claims the payment of which is not, at the time, required by subsection 6.3;

          (ii) Liens of carriers, warehousemen, mechanics and materialmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

          (iii)     Liens incurred or deposits made in the
ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations
(exclusive of obligations for the payment of borrowed money);

          (iv) any attachment or judgment Lien not constituting an Event of Default under subsection 8.6;

          (v) leases or subleases granted to others not interfering in any material respect with the ordinary conduct of the business of Borrowers or any of their Subsidiaries;

          (vi) easements, rights-of-way, restrictions, minor defects, encroachments or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of Borrowers or any of their Subsidiaries;

          (vii)     any (a) interest or title of a lessor
or sublessor under any lease permitted by subsection 7.9,
(b) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (c) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (b);

          (viii)    Liens arising from filing UCC
financing statements relating solely to leases permitted by this Agreement; and


          (ix) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods.

     ``Permitted Payments'' has the meaning assigned to that term in subsection 2.5.

     ``Person'' means and includes natural persons, corporations, limited partnerships, general partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

     ``Petition Date'' means October 7, 1996.

     ``Pledge and Security Agreement'' shall mean the Pledge and Security Agreement, in substantially the form of Exhibit VIII annexed hereto entered into between Lender and the Borrowers.

     ``Potential Event of Default'' means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

     ``Prepetition Indebtedness'' means Indebtedness of any Borrower or any of its Subsidiaries incurred prior to the commencement of the Chapter 11 cases and outstanding on the Petition Date.

     ``Receipts'' shall mean all Cash, Cash Equivalents, checks, notes, drafts and any items of payment or collection received, by or on behalf of any Borrower or any of its Subsidiaries, or by any officers, employees or agents of any Borrower or any of its Subsidiaries or other
Persons acting for or in concert with such Borrower or such Subsidiary to make collections on such Borrower's or such Subsidiary's behalf in connection with or in any way relating to Borrower or such Subsidiary or the operation of such Borrower's or such Subsidiary's business, including, without limitation, any proceeds received from
(i) any sales of, or loans against, Accounts of any Borrower or any of its Subsidiaries (other than the Loans pursuant to this Agreement), (ii) any disposition of assets or issuance or sale of stock or equity securities by any Borrower or any of its Subsidiaries, (iii) the issuance or sale of Indebtedness by any Borrower or any of its Subsidiaries (other than the Obligations and other
Indebtedness permitted by this Agreement), (iv) insurance policies (other than liability insurance payable directly or indirectly to a third party) maintained by any Borrower or any of its Subsidiaries, whether or not Lender is an additional insured or named as loss payee thereunder and
(v) the successful prosecution (including any settlement) of any claims, actions or other litigation or proceeding by or on behalf of or against any Borrower or any of its Subsidiaries; it being understood and agreed that nothing contained in this definition shall in any respect be deemed to permit any transactions by any Borrower or any of its Subsidiaries otherwise restricted or prohibited by this Agreement.

     ``Release'' means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including, without limitation, the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous
Materials), or into or out of any Facility, including the movement of any Hazardous Material through the air, soil, surface water, groundwater or property.

     ``Restricted Junior Payment'' means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of any Borrower now or hereafter outstanding, except (x) a cash dividend from a wholly-owned Subsidiary of a Borrower to a Borrower and
(y) a dividend payable solely in shares of stock to the holders of such shares if such shares are pledged to Lender under the Collateral Documents, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of any Borrower now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of any Borrower now or hereafter outstanding, and (iv) any Investment other than an Investment permitted pursuant to subsection 7.3.

     ``Securities'' means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as ``securities'' or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

     ``Securities Act'' means the Securities Act of 1933, as amended from time to time, and any successor statute.

     ``Senior Notes'' means the 14.75% Senior Secured
Notes of FTC due 2002 issued pursuant to the Existing
Indenture.

     ``Subsidiary'' means, with respect to any Person, any corporation, partnership, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other
Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

     ``Sweep Accounts'' means the Concentration Account, the Lockbox Accounts, the Corporate Depository Account and the International Depository Account (each as defined in Schedule 5.16 hereof) and any additional account(s) or replacement(s) for such accounts approved by Lender in a writing designating such account(s) as Sweep Accounts.

     ``Tax'' or ``Taxes'' means any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by any federal, state or local governmental authority or any political subdivision or taxing authority thereof, on whomsoever and wherever imposed, levied, collected, withheld or assessed; provided that ``Tax on the overall net income'' of a Person shall be construed as a reference to a tax imposed by the jurisdiction in which that Person's principal office (and/or, in the case of Lender, its Lending Office) is located or by any political subdivision or taxing authority thereof or in which that Person is deemed to be doing business on all or part of the net income, profits or gains of that Person (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise).

     ``Type'' means, (i) with respect to Loans, the Type of Loans advanced, which shall be either Borrowing Base
Loans or Overadvance Loans and (ii) with respect to the Commitments, the Type of Commitment, which shall be either the Borrowing Base Loan Commitment or the Overadvance Loan
Commitment.

     ``UCC'' shall mean the Uniform Commercial Code of the jurisdiction with respect to which such term is used, as in effect from time to time.

1.2  Accounting Terms; Utilization of GAAP for Purposes of
Calculations Under Agreement.

     Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Borrowers to Lender pursuant to clauses (i), (ii), (iii) and (xiii) of subsection 6.1 shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in subsection 6.1(v)). Calculations in connection with the definitions, covenants and other provisions of this Agreement shall utilize accounting principles and policies in conformity with those used to prepare the financial statements referred to in subsection
5.3. If any changes in accounting principles from those used in the preparation of the financial statements referred to in subsection 5.3 are hereafter required or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) and are adopted by Borrowers with the agreement of its independent certified public accountants and such changes result in a change of the components of the calculation of any of the definitions, covenants or other provisions referred to in the immediately preceding sentence, Borrowers, and Lender agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating financial condition of FTC and its Subsidiaries shall be the same after such changes as if such changes had not been made; provided, however, that no change in GAAP that would affect the components of the calculation of any of such definitions, covenants or other provisions shall be given effect in such calculations until such provisions are amended, in a manner satisfactory Lender, to reflect such change in accounting principles.

1.3  Other Definitional Provisions.

     For purposes of this Agreement and the other Loan
Documents, the following additional rules of construction shall apply: (a) wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter; (b) the term ``including'' shall not be limiting or exclusive; (c) all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations; (d) all references to any instruments or agreements, including references to any of the Loan Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof; and (e) all references to ``Sections'' or ``subsections'' in a Loan Document shall be to Sections or subsections of such Loan Document unless otherwise specifically provided.


                            SECTION 2
            AMOUNTS AND TERMS OF COMMITMENTS AND LOANS

2.1  Commitments; Loans; Notes.

     A.   Commitment to Make Borrowing Base Loans.
Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of each Borrower herein set forth, Lender hereby agrees, subject to the limitations set forth below with respect to the maximum amount of Borrowing Base Loans permitted to be outstanding from time to time, to lend to Borrowers, as joint and several obligors, from time to time during the period from the Closing Date to but excluding the Commitment Termination Date an aggregate amount not exceeding the amount of the Borrowing Base Loan
Commitment to be used for the purposes identified in subsection 2.5A. The original amount of the Borrowing
Base Loan Commitment is $35,000,000; provided that the amount of the Borrowing Base Loan Commitment shall be reduced from time to time by the amount of any reductions thereto made pursuant to subsections 2.4A(ii) or 2.4A(iii). Lender's Borrowing Base Loan Commitment shall expire on the Commitment Termination Date and all Borrowing Base Loans and all other Obligations shall be paid in full no later than that date; provided that Lender's Borrowing Base Loan Commitment shall expire immediately and without further action (i) on October 10, 1996 if the initial Loans are not made on or before that date and (ii) on October 25, 1996 if the Final Borrowing
Order is not entered on or before that date. Amounts borrowed under this subsection 2.1A may be repaid and reborrowed to but excluding the Commitment Termination
Date. Borrowers shall be jointly and severally liable with respect to the obligations under the Borrowing Base
Loans and with respect to all other Obligations.

     Anything contained in this Agreement to the contrary notwithstanding, in no event shall (i) the aggregate principal amount of the Borrowing Base Loans at any time outstanding exceed the lesser of (x) the Borrowing Base
Loan Commitment and (y) the Borrowing Base, in each case as then in effect or (ii) the principal amount of all Borrowing Base Loans and Overadvance Loans then outstanding exceed $35,000,000 in the aggregate prior to the time that the Final Order shall have been entered.

     B. Commitment to Make Overadvance Loans. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of each Borrower herein set forth, Lender hereby agrees to lend to Borrowers, as joint and several obligors, from time to time during the period from the Closing Date to but excluding the Commitment Termination Date an aggregate amount not exceeding the amount of the Overadvance Loan
Commitment to be used for the purposes identified in subsection 2.5A. The original amount of the Overadvance
Loan Commitment is $20,000,000; provided that the amount of the Overadvance Loan Commitment shall be reduced from time to time by the amount of any reductions thereto made pursuant to subsections 2.4A(ii) or 2.4A(iii). Lender's
Overadvance Loan Commitment shall expire on the Commitment
Termination Date and all Overadvance Loans and all other
Obligations shall be paid in full no later than that date;
provided that Lender's Overadvance Loan Commitment shall expire immediately and without further action (i) on October 10, 1996 if the initial Loans are not made on or before that date and (ii) on October 25, 1996 if the Final
Borrowing Order is not entered on or before that date.
Amounts borrowed under this subsection 2.1B may be repaid and reborrowed to but excluding the Commitment Termination
Date. Borrowers shall be jointly and severally liable with respect to the obligations under the Overadvance
Loans and with respect to all other Obligations.

     C.   Borrowing Mechanics.

          (i) Each Loan shall be made on notice, given not later than 11:00 A.M. (New York City time) one
Business Day prior to the proposed Funding Date, by the applicable Borrower to Lender. Each such Notice of Borrowing shall be by telex, telecopier or cable, confirmed immediately in writing, specifying therein (i) the identity of such Borrower, (ii) the proposed Funding
Date (which shall be a Business Day), (iii) whether such Loans shall be Borrowing Base Loans or Overadvance Loans,
(iv) the aggregate amount of the applicable Type(s) of proposed Loans, and (v) that after giving effect to the proposed borrowing, (x) the Borrowing Base Loans outstanding will not exceed the lesser of the Borrowing
Base Loan Commitment and the Borrowing Base, in each case then in effect, (y) the Overadvance Loans will not exceed the Overadvance Loan Commitment then in effect and (z) if prior to the time that the Final Order has been entered, the principal amount of the Overadvance Loans and the Borrowing Base Loans then outstanding shall not exceed
$35,000,000 in the aggregate. Loans shall be in an aggregate minimum amount of $500,000 and integral multiples of $500,000 in excess of that amount.

          (ii) Borrowers shall notify Lender prior to the funding of any Loans in the event that any of the matters to which a Borrower is required to certify in the applicable Notice of Borrowing is no longer true and correct in any material respect as of the applicable
Funding Date, and the acceptance by such Borrower of the proceeds of any Loans shall constitute a re-certification by such Borrower, as of the applicable Funding Date, as to the matters to which Borrower is required to certify in the applicable Notice of Borrowing.

          (iii)     Each Notice of Borrowing shall be
irrevocable and binding on the Borrower requesting Loans thereunder.

          (iv) Upon fulfillment of the applicable
conditions set forth in Section 4, Lender shall, not later than 2:00 P.M. (New York City time) on the proposed
Funding Date, make available to Borrower such Loan by depositing or transferring same-day funds to the following account of Borrowers:

               IBJ Schroder Bank & Trust
               Account No. 42081107
               ABA No. 026007825
               New York, New York

     D. Note. Borrowers shall execute and deliver on the Closing Date to Lender a Note substantially in the form of Exhibit VII annexed hereto to evidence Lender's
Borrowing Base Loans and Overadvance Loans, in the aggregate principal amount of $55,000,000 and with other appropriate insertions.

2.2  Interest on the Loans.

     A. Rate of Interest. Subject to the provisions of subsections 2.2B, (i) each Borrowing Base Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate per annum equal at all times to the Base Rate plus three and one-half percent (3-1/2%) per annum and (ii) each Overadvance Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate per annum equal at all times to the Base Rate plus seven and one-half percent (7-1/2%) per annum. Interest on the Loans shall be payable in arrears (i) monthly through the last day of each month on the first Business Day of the next succeeding month; (ii) upon any prepayment of that Loan (to the extent accrued on the amount being prepaid) and (iii) on the Commitment Termination Date.

     B. Default Rate. Upon the occurrence and during the continuation of any Potential Event of Default or Event of Default, the outstanding principal amount of all Loans and, to the extent permitted by applicable law, any interest payments thereon not paid when due and any fees and other amounts then due and payable hereunder, shall thereafter bear interest payable upon demand at a rate that is two percent (2%) per annum in excess of the interest rate otherwise payable under this Agreement with respect to such Loans; provided that if a Potential Event of Default is cured prior to becoming an Event of Default, Borrowers shall not be required to pay any default rate of interest accrued as a result of such Potential Event of Default. Payment or acceptance of the increased rates of interest provided for in this subsection 2.2B is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Lender.

     C. Computation of Interest. Interest on the Loans shall be computed on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan shall be included, and the date of payment of such Loan excluded;
provided that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

2.3  Fees.

     A. Facility Fee. Borrowers agree to pay to Lender on the Closing Date a facility fee equal to three and one-half percent (3-1/2%) of the maximum aggregate
Commitments.

     B. Commitment Fees. Borrowers agree to pay to Lender, commitment fees for the period from and including the Closing Date to and excluding the Commitment
Termination Date equal to the sum of (a)(i) the average of the daily excess of the Borrowing Base Loan Commitments over the aggregate principal amount of the Borrowing Base Loans outstanding multiplied by (ii) one-half percent (1/2%) per annum plus (b)(i) the average daily excess of the Overadvance Loan Commitments over the aggregate principal amount of the Overadvance Loans outstanding multiplied by
(ii) one-half percent (1/2%) per annum, such commitment fees to be calculated on the basis of a 360-day year and the actual number of days elapsed and to be payable monthly in arrears, on the first day of the next succeeding month, commencing on the first such date to occur after the Closing Date, and on the Commitment Termination Date.

     C. Administrative Fee. Borrowers agree to pay to Lender a monthly administrative fee in the amount of $15,000 for the first month after the Closing Date, $12,000 for the second month after the Closing Date, $10,000 for the third month after the Closing Date and $5,000 per month thereafter, payable monthly in advance on the Closing Date and on the first day of each month thereafter.

2.4  Prepayments and Reductions in Commitments; General
Provisions Regarding Payments.

     A.   Prepayments and Reductions in Commitments.

          (i) Voluntary Prepayments. Borrowers may, upon not less than three Business Day's prior written or telephonic notice confirmed in writing to Lender, at any time and from time to time prepay any Loans on any Business Day in whole or in part in an aggregate minimum amount of $1,000,000 and integral multiples of $1,000,000 in excess of that amount without premium or penalty. Such notices of prepayment shall specify (i) the Type of Loans to be prepaid, (ii) the principal amount of the proposed repayment of the applicable Type(s) of Loans, and (iii) the date of prepayment (which shall be a Business Day).
Notice of prepayment having been given as aforesaid, the principal amount of the applicable Type of Loans specified in such notice shall become due and payable on the prepayment date specified therein.

          (ii) Voluntary Reductions of Commitments.
Borrowers may, upon not less than three Business Days' prior written or telephonic notice confirmed in writing to Lender at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, (i) the Borrowing Base Loan Commitment in an amount up to the amount by which the Borrowing Base Loan
Commitment exceeds the principal amount of the Borrowing
Base Loans outstanding at the time of such proposed termination or reduction and/or (ii) the Overadvance Loan
Commitment in an amount up to the amount by which the Overadvance Loan Commitment exceeds the principal amount of the Overadvance Loans outstanding at the time of such proposed termination or reduction; provided that any such partial reduction of the Commitments shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $1,000,000 in excess of that amount; and provided further that, the aggregate Commitments shall not be reduced to less than $20,000,000 pursuant to this subsection 2.4A(ii) except pursuant to a termination in whole of the Commitments. Borrowers' notice to Lender shall designate (i) the date (which shall be a Business
Day) of such termination or reduction, (ii) the Type(s) of Commitment(s) to which each reduction applies and (iii) the amount of any partial reduction of the applicable
Type(s) of Commitments, and such termination or reduction of the Commitments shall be effective on the date specified in Borrowers' notice.

          (iii)     Mandatory Prepayments and Reductions
of Commitments.

               (a)  Prepayments from the Sweep Accounts.
Borrowers hereby irrevocably authorize Lender to apply or direct the application, as applicable, of all available funds on deposit in the Sweep Accounts to the prepayment of Loans then outstanding on a daily basis, in accordance with subsection 6.10 B. Subject to subsection
2.4A(iii)(c) below, any prepayment of the Loans pursuant to this clause (a) shall be applied first, to repay
Overadvance Loans to the full extent thereof and, thereafter, to repay Borrowing Base Loans to the full extent thereof. Borrowers acknowledge that amounts applied pursuant to this subsection 2.4A(iii) will include only amounts actually transferred to Lender from the Sweep
Accounts.

               (b)  Prepayments Due to Reductions or
Restrictions of Commitments. Borrowers shall from time to time prepay (i) the Borrowing Base Loans to the extent necessary so that the principal amount of Borrowing Base
Loans outstanding shall not at any time exceed the lesser of (x) the Borrowing Base Loan Commitment and (y) the
Borrowing Base, in each case then in effect and (ii) the Overadvance Loans to the extent necessary so that (x) the principal amount of the Overadvance Loans outstanding shall not at any time exceed the Overadvance Loan
Commitment then in effect and (y) the principal amount of Borrowing Base Loans and Overadvance Loans outstanding shall not exceed $35,000,000 in the aggregate at any time prior to the time when their Final Order shall have been entered.

               (c)  Prepayments and Commitment Reductions
From Net Asset Sale Proceeds and Net
Insurance/Condemnation Proceeds.  No later than the first
Business Day following the date of receipt by Borrowers or any of their Subsidiaries of any Net Asset Sale Proceeds in respect of any Asset Sale, Borrowers shall prepay the Loans in an aggregate amount equal to such Net Asset Sale
Proceeds. No later than the first Business Day following the date of receipt by Lender or by a Borrower or any of its Subsidiaries of any Net Insurance/Condemnation
Proceeds, Borrowers shall prepay the Loans in an aggregate amount equal to the amount of such Net
Isurance/Condemnation Proceeds. Concurrently with any prepayment of the Loans pursuant to this subsection
2.4A(iii)(c), FTC shall deliver to Lender an Officers'
Certificate demonstrating the calculation of the amount
(the ``Net Proceeds Amount'') of the applicable Net Asset
Sale Proceeds or Net Insurance/Condemnation Proceeds, as the case may be, that gave rise to such prepayment. In the event that FTC shall subsequently determine that the actual Net Proceeds Amount was greater than the amount set forth in such Officers' Certificate, FTC shall promptly make an additional prepayment of the Loans (and the Commitments shall be reduced) in an amount equal to the amount of such excess, and FTC shall concurrently therewith deliver to Lender an Officers' Certificate demonstrating the derivation of the additional Net
Proceeds Amount resulting in such excess. Any prepayments pursuant to this subsection 2.4A(iii)(c) shall be applied
(i) first, to prepay Borrowing Base Loans in an amount equal to the amount, if any, by which the Borrowing Base has been reduced as a result of the disposition of assets or the casualty or condemnation event giving rise to such prepayment, (ii) second, to prepay Overadvance Loans then outstanding to the full extent thereof and, (iii) thereafter, to prepay remaining Borrowing Base Loans then outstanding. On the date of any such required prepayment, the Commitments shall be permanently reduced by the Net
Proceeds Amount with such reduction to apply, (i) first, to reduce the Borrowing Base Loan Commitment then in effect up to an amount equal to the amount, if any, by which the Borrowing Base has been reduced as a result of the disposition of assets or casualty or condemnation event giving rise to such proceeds but not to exceed the Net Proceeds Amount, (ii) second, to reduce the Overadvance Loan Commitment then in effect in an amount up to the portion of the Net Proceeds Amount not applied pursuant to clause (i), and (iii) thereafter, to reduce the Borrowing Base Loan Commitments in an amount up to the portion of the Net Proceeds Amount not applied pursuant to clauses (i) and (ii).

     B.   General Provisions Regarding Payments.

          (i) Manner and Time of Payment. All payments by Borrowers of principal, interest, fees and other
Obligations hereunder and under the Notes shall be made in same day funds and without defense, setoff or counterclaim, free of any restriction or condition, and delivered to the account of Lender specified below not later than 12:00 P.M. (New York time) on the date due;
funds received by Lender after that time on such due date shall be deemed to have been paid by the applicable
Borrower on the next succeeding Business Day. Borrowers shall make all payments to Lender to the following account
(or such other account(s) as Lender may specify from time to time by written notice to Borrowers):

               The Chase Manhattan Bank, N.A.
               ABA No.: 021-000-021
               Account No.: 031-1-191-688
               Account Name: Madeline, L.L.C.
               Contact: Michael Hisler (212) 421-2600

          (ii) Application of Payments to Principal and
Interest. All payments in respect of the principal amount of any Loan (other than pursuant to subsection 2.4A(iii)) shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments shall be applied to the payment of interest before application to principal.

          (iii)     Payments on Business Days.  Whenever
any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder, as the case may be.

          (iv) Notation of Payment. Lender agrees that before disposing of the Note held by it, or any part thereof (other than by granting participations therein), Lender will make a notation thereon (or on attachments thereto) of all Loans evidenced by that Note and all principal payments previously made thereon and of the date to which interest thereon has been paid; provided that the failure to make (or any error in the making of) a notation of any Loan made under such Note shall not limit or otherwise affect the obligations of any Borrower hereunder or under such Note with respect to any Loan or any payments of principal or interest on such Note.

2.5  Use of Proceeds.

     A. Loans. The proceeds of the initial Loans in an amount not to exceed $28,500,000 shall be applied by Borrowers to repay all obligations and terminate all commitments in respect of the Existing Working Capital
Facilities (and to cash collateralize Existing Letters of Credit to the extent permitted by subsection 7.2(iv) to the extent such payments are permitted by an applicable order of the Court. Any excess proceeds of the initial
Loans and the proceeds of any subsequent Loans shall be applied by Borrowers for working capital and general corporate purposes including payments to or for the account of Lender hereunder, in each case to the extent such payments (other than any payments to or for the account of Lender hereunder) are (i) permitted by an applicable order of the Court and (ii) (x) made in the ordinary course of business, (y) approved by the Crisis
Manager, if in excess of $1,000,000, and (z) made in accordance with an Approved Budget, provided that up to $100,000 in the aggregate through the Commitment
Termination Date may be used for disbursements which are not part of an Approved Budget. Any payments permitted under this Section 2.5A are referred to as "Permitted
Payments". Notwithstanding anything set forth in this Subsection 2.5A to the contrary, neither payments on Prepetition Indebtedness (other than the repayment of the Existing Working Capital Facilities) nor payments on any other pre-petition claims or obligations shall constitute
Permitted Payments hereunder, provided that payments for prepetition claims other than Prepetition Indebtedness in an aggregate amount not to exceed $9,400,000 (including
$4,500,000 on account of accruals relating to prepetition customer warranty claims and prepetition employee vacations) shall constitute Permitted Payments to the extent otherwise satisfying the requirements set forth in the second sentence of this subsection 2.5A.

     B. Margin Regulations. No portion of the proceeds of any borrowing under this Agreement shall be used by any Borrower in any manner that might cause the borrowing or the application of such proceeds to violate Regulation G, Regulation U, Regulation T or Regulation X of the Board of
Governors of the Federal Reserve System or any other regulation of such Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

2.6  Increased Costs; Taxes; Capital Adequacy.

     A.   Compensation for Increased Costs and Taxes.
Subject to the provisions of subsection 2.6B, in the event that Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any change after the date hereof in any law, treaty or governmental rule, regulation or order, or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

          (i) subjects Lender (or its applicable lending office) to any additional Tax (other than any Tax on the overall net income of such Lender) with respect to this Agreement or any of its obligations hereunder or any payments to Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder;

          (ii) imposes, modifies or holds applicable any reserve (including without limitation any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, the applicable lending office of Lender; or

          (iii)     imposes any other condition (other
than with respect to a Tax matter) on or affecting Lender
(or its applicable lending office) or its obligations hereunder;

and the result of any of the foregoing is to increase the cost to Lender of agreeing to make, making or maintaining
Loans hereunder or to reduce any amount received or receivable by Lender (or its applicable lending office) with respect thereto; then, in any such case, Borrowers shall promptly pay to Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate Lender for any such increased cost or reduction in amounts received or receivable hereunder. Lender shall deliver to Borrowers a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender under this subsection 2.6A, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

     B.   Withholding of Taxes.

          (i) Payments to Be Free and Clear. All sums payable by Borrowers under this Agreement and the other
Loan Documents shall be paid free and clear of and (except to the extent required by law) without any deduction or withholding on account of any Tax (other than a Tax on the overall net income of Lender (for which payment need not be free and clear but no deduction or withholding shall be made unless required under applicable law)) imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of Borrowers or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment.

          (ii) Grossing-up of Payments. If any Borrower or any other Person is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by such Borrower to Lender under any of the Loan Documents:

               (a)  such Borrower shall notify Lender of
any such requirement or any change in any such requirement as soon as such Borrower becomes aware of it;

               (b)  such Borrower shall pay any such Tax
before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on such Borrower) for its own account or (if that liability is imposed on Lender) on behalf of and in the name of Lender;

               (c)  the sum payable by such Borrower to
Lender in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Lender receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and

               (d)  within 30 days after paying any sum
from which it is required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Tax which it is required by clause (b) above to pay, such Borrower shall deliver to Lender evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority;

     provided that no such additional amount shall be required to be paid to Lender under clause (c) above except to the extent that any change after the date hereof in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date of this Agreement in respect of payments to Lender.

     C. Capital Adequacy Adjustment. If Lender shall have determined that the adoption, effectiveness, phase-in or applicability of any law, rule or regulation (or any provision hereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof, in each case after the date hereof, by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of Lender or any corporation controlling Lender as a consequence of, or with reference to, Lender's Loans or Commitments or participations therein or other obligations hereunder with respect to the Loans to a level below that which Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance, then from time to time, within five
Business Days after receipt by any Borrower from Lender of the statement referred to in the next sentence, Borrowers shall pay to Lender such additional amount or amounts as will compensate Lender or such controlling corporation on an after-tax basis for such reduction. Lender shall deliver to Borrowers a written statement, setting forth in reasonable detail the basis of the calculation of such additional amounts, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

2.7  Obligation of Lender to Mitigate.

     Lender agrees that, as promptly as practicable after the officer of Lender responsible for administering the Loans becomes aware of the occurrence of an event or the existence of a condition that would entitle Lender to receive payments under subsection 2.6, it will, to the extent not inconsistent with any applicable legal or regulatory restrictions, use reasonable efforts (i) to make, issue, fund or maintain the Commitment of Lender or the affected Loans of Lender through another lending office of Lender, or (ii) take such other measures as Lender may deem reasonable, if as a result thereof the additional amounts which would otherwise be required to be paid to Lender pursuant to subsection 2.6 would be materially reduced and if, as determined by Lender in its sole discretion, the making, issuing, funding or maintaining of such Commitment or Loans through such other lending office or in accordance with such other measures, as the case may be, would not otherwise materially adversely affect such Commitment or Loans or the interests of Lender; provided that such Lender will not be obligated to utilize such other lending office pursuant to this subsection 2.7 unless Borrowers agree to pay all incremental expenses incurred by Lender as a result of utilizing such other lending office as described in clause
(i) above; provided further that such Lender shall not be obligated to utilize such lending office if it determines in its sole discretion that it is economically disadvantageous to do so. A certificate as to the amount of any such expenses payable by any Borrower pursuant to this subsection 2.7 (setting forth in reasonable detail the basis for requesting such amount) submitted by Lender to such Borrower shall be conclusive absent manifest error.

2.8  Superpriority Nature of Obligations and First
Priority Encumbrances.

     All Obligations under the Loan Documents shall be senior in right of payment and priority of distribution to any other obligation of Borrowers and constitute allowed administrative expense claims against Borrowers in the Chapter 11 Cases with priority under Section 364(c)(1) of the Bankruptcy Code over any and all other administrative expenses of the kind specified or ordered pursuant to any provision of the Bankruptcy Code, including, but not limited to, Sections 105, 326, 328, 503(b), 506(c),
507(a), 507(b) and 726 of the Bankruptcy Code; provided that, upon the occurrence and during the continuance of an Event of Default under this Agreement or the exercise by Lender of its remedies after an Event of Default, such claims shall be subject to the Carve-Out as set forth in the Interim and Final Orders. The Liens granted to Lender pursuant to the Collateral Documents shall be senior and prior in all respects to all Liens at any time granted to any Person, including without limitation any Lien granted pursuant to the Existing Indenture or documents executed in connection therewith; provided that, upon the occurrence and during the continuance of an Event of Default under this Agreement or the exercise by Lender of its remedies after an Event of Default, such Liens shall be subject to the Carve-Out and only such other claims as are specifically set forth in the Interim and Final
Orders.

2.9  Joint and Several Liability; Payment
Indemnifications.

          (i)  All Obligations of Borrowers under the Loan
Documents shall be the joint and several Obligations of each Borrower. The Obligations of and the Liens granted by any such Borrower under the Loan Documents shall not be impaired or released by any action or inaction on the part of Lender with respect to any other Borrower, including any action or inaction which would otherwise release a surety.

          (ii) In order to provide for just and equitable contribution between the Borrowers if any payment is made by a Borrower (a ``Funding Borrower'') in discharging any of the Obligations, that Funding Borrower shall be entitled to a contribution from the other Borrowers for all payments, damages and expenses incurred by that Funding Borrower in discharging the Obligations, in the manner and to the extent set forth in this Section 2.9(b).
Any amount payable as contribution under this Section
2.9(b) shall be determined as of the date on which the related payment is made by a Funding Borrower. For purposes of this Agreement, the Note and the other Loan
Documents, the ``Benefit Amount'' of a Borrower as of any date of determination shall be the net value of the benefits to such Borrower from the extensions of credit under this Agreement or the other Loan Documents. A
Borrower shall be liable to a Funding Borrower in an aggregate amount equal to (i) the ratio of (x) the Benefit
Amount of such Borrower to (y) the total amount of all Benefit Amounts of all Borrowers multiplied by (ii) the amount of Obligations paid by such Funding Borrower.
If and to the extent that a Funding Borrower makes any payment to Lender or any other Person in respect of the Obligations, any claim which said Funding Borrower may have against the other Borrower by reason thereof shall be subject and subordinate to the prior cash payment in full of the Obligations. The parties hereto acknowledge that the right to contribution hereunder shall constitute an asset of the party to which such contribution is owing.
Notwithstanding any of the foregoing to the contrary, such contribution arrangements shall not limit in any manner the joint and several nature of the Obligations, limit, release or otherwise impair any rights of Lender under the Loan Documents, or alter, limit or impair the obligation of each Borrower, which is absolute and unconditional, to repay the Obligations.

                   SECTION 3
                  [RESERVED]



                   SECTION 4
            CONDITIONS TO LOANS

     The obligations of Lender to make any Loans hereunder are subject to the satisfaction of the following conditions:

4.1  Conditions to Initial Loans.

     The obligations of Lender to make the initial Loans to be made hereunder are, in addition to the conditions precedent specified in subsection 4.2, subject to the prior or concurrent satisfaction of the following conditions on or before the date of the initial borrowing hereunder (the ``Initial Borrowing Date''):

     A.   Borrower Documents.  On or before the Initial
Borrowing Date, each Borrower shall deliver or cause to be delivered to Lender the following, each, unless otherwise noted, dated the Initial Borrowing Date:

          (i)  Certified copies of its Certificate or
Articles of Incorporation, together with a good standing certificate from the Secretary of State of the State of its incorporation and each other state in which it is qualified as a foreign corporation to do business, each dated a recent date prior to the Initial Borrowing Date;

          (ii) Copies of its Bylaws, certified as of the Initial Borrowing Date by its corporate secretary or an assistant secretary;

          (iii)     Resolutions of its Board of Directors
approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, certified as of the Initial
Borrowing Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;

          (iv) Signature and incumbency certificates of its officers executing this Agreement and the other Loan
Documents;

          (v)  Originals of this Agreement and the Note
(duly executed by Borrowers in accordance with subsection
2.1D, drawn to the order of Lender and with appropriate insertions) and the other Loan Documents; and

          (vi) Such other documents as Lender may
reasonably request.

     B. Security Interests. Each Borrower shall have taken or caused to be taken (and Lender shall have received satisfactory evidence thereof) such actions in such a manner so that Lender has a valid and perfected first priority security interest as of such date in the entire Collateral. Such actions shall include, without limitation, (i) delivery of appropriate Lien, judgment and tax searches as Lender shall request in all applicable jurisdictions for the Borrowers in form and substance satisfactory to Lender, (ii) delivery to Lender of all instruments (duly endorsed where appropriate) evidencing the Collateral, (iii) filing of Uniform Commercial Code financing statements as to the Collateral for all jurisdictions as Lender shall request as Lender may deem desirable with respect to Lender's security interests in the Collateral and (iv) delivery of all other evidence reasonably satisfactory to Lender that all other filings, recordings and other actions Lender deems necessary or advisable to establish, preserve and perfect the first priority Liens granted to Lender shall have been made or provided for.

     C.   Cash Management System.  The Cash Management
System shall be in place in form and substance satisfactory to Lender.

     D.   Interim Order.  The Interim Order authorizing
Loans to be made on the Initial Borrowing Date shall have been entered by the Court and shall be in full force and effect and shall not be modified or stayed.

     E.   Termination of Existing Working Capital
Facilities. Prior to or concurrently with the funding of the initial Loans under this Agreement, Borrowers shall repay all principal and interest on outstanding loans and other obligations owed under or related to the Existing
Working Capital Facilities, including without limitation all fees, expenses and other costs arising thereunder, and shall terminate the obligation to lend or make other extensions of credit under the provisions of the Existing
Working Capital Facilities; provided that Borrowers may cash collateralize any Existing Letter of Credit not drawn as of the Closing Date in accordance with subsection 2.5A and Borrowers may remain liable with respect to Contingent
Obligations under such Existing Letters of Credit until drawn to the extent fully cash collateralized.
Concurrently with such repayment, any Liens granted to secure any obligations under or with respect to the Existing Working Capital Facilities or the documents delivered thereunder shall be released and terminated, other than Liens on deposits securing obligations under Existing Letters of Credit to the extent permitted by subsection 7.2A(iv). All lenders (or an authorized agent on their behalf) under the Existing Working Capital
Facilities shall have delivered written acknowledgements of such terminations and releases in form and substance satisfactory to Lender. All of the foregoing shall be accomplished in form and substance satisfactory to Lender.

     F.   Existing Indebtedness.  As of the Initial
Borrowing Date and after giving effect to the repayment and termination of the Existing Working Capital Facilities in accordance with the terms hereof, the aggregate
Indebtedness of FTC and its Subsidiaries (other than Indebtedness in respect of the Obligations) shall not exceed $69,000,000 (including approximately $5,000,000 of accrued but unpaid interest).

     G. Projections and Budgets. On or before the Initial Borrowing Date, Lender shall have received, in form and substance satisfactory to it, the financial plans and cash budgets described in subsections 6.1(xiii) and 6.1(xv).

     H.   Borrowing Base.  On or before the Initial
Borrowing Date, Lender shall have received a Borrowing
Base Certificate, certifying the Borrowing Base as of September 30, 1996, in form and substance satisfactory to Lender.

     I. Opinions of Borrower's Counsel. Lender and its counsel shall have received (i) originally executed copies of one or more favorable written opinions of Jones, Day, Reavis and Pogue, counsel for the Borrowers, in form and substance satisfactory to Lender and its counsel, dated as of the Initial Borrowing Date and setting forth substantially the matters in the opinions designated in
Exhibit IX annexed hereto and as to such other matters as Lender may reasonably request, and (ii) evidence satisfactory to Lender that each Borrower has requested each such counsel to deliver such opinions to Lender.

     J.   Management and Boards of Directors of Borrowers.
Borrowers shall have engaged Alvarez & Marsal as Crisis
Manager. The engagement of the Crisis Manager shall be pursuant to an agreement in form and substance acceptable to Lender, shall have been approved by the Bankruptcy
Court and shall provide that such Crisis Manager shall have the full authority of a chief executive officer of each Borrower to operate and manage the business except as otherwise agreed to by Lender in its sole discretion. The composition and compensation of the Board of Directors of each Borrower shall be satisfactory to Lender in its sole discretion.

     K. Expenses. Borrowers shall have paid to Lender, all reimbursable costs and expenses incurred under through the Initial Borrowing Date in accordance with subsection
9.2.

     L. Fees. Borrower shall have paid to Lender, the fees payable on the Initial Borrowing Date referred to in subsection 2.3.

     M.   No Material Adverse Effect.  Since January 1,
1996, no Material Adverse Effect (in the sole opinion of Lender) shall have occurred other than (i) as would normally result from the filing of the Chapter 11 Cases,
(ii) as a result of general industry conditions, (iii) the temporary, partial shut down of the Fort Madison and Scott
County facilities which commenced on September 23, 1996 and September 26, 1996, respectively or (iv) as disclosed in the 10Q filing with the Securities and Exchange
Commission of FTC and its Subsidiaries for the fiscal quarter ended June 30, 1996. Borrowers shall not have shut down any Facilities other than as set forth in clause
(iii) of the preceding sentence and shall not have missed or delayed payroll for any period immediately preceding this Closing Date.

     N. Consent of Senior Noteholders. Lender shall have received, in form and substance satisfactory to it, the consent of the holders of a majority in amount of the Senior Notes to the execution and delivery of the Loan
Documents by Borrowers and the performance by Borrowers of their obligations under the Loan Documents, including the creation of first priority perfected Liens in favor of Lender in the Collateral and the repayment of the Existing
Working Capital Facilities and the Interim Order referred to in subsection 4.1D above, shall contain findings and decrees that all of the holders of the Senior Notes and the trustee under the Existing Indenture have received adequate notice (in the judgment of the Lender) of the motion to approve this Agreement, the other Loan Documents and the transactions contemplated hereby and thereby, that neither such trustee nor any holder of Senior Notes has objected to the entry of the Interim Order, and that such consent together with such notice and absence of objection is sufficient to bind the holders of all of the Senior Notes.

     O.   Representations and Warranties; Performance of
Agreements. Borrowers shall have delivered to Lender an Officer's Certificate, in form and substance satisfactory to Lender, to the effect that the representations and warranties in Section 5 hereof are true, correct and complete in all material respects on and as of the Initial
Borrowing Date to the same extent as though made on and as of that date and that each Borrower shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before the Initial
Borrowing Date except as otherwise disclosed to and agreed to in writing by Lender.

     P. Completion of Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Lender, and its counsel in accordance with this subsection
4.1 shall be satisfactory in form and substance to Lender and such counsel, and Lender and such counsel shall have received all such counterpart originals or certified copies of such documents as Lender may reasonably request.

4.2  Conditions to All Loans.

     The obligations of Lender to make Loans on each Funding Date are subject to the following further conditions precedent:

     A. Lender shall have received on or before that Funding Date, in accordance with the provisions of subsection 2.1C, a copy of an originally executed Notice of Borrowing, in each case signed by the president, chief executive officer, the chief financial officer or the treasurer of the applicable Borrower or by any executive officer of such Borrower designated by any of the above-described officers on behalf of such Borrower in a writing delivered to Lender which shall be in accordance with subsection 2.1C(i) and shall contain a certification by the officer executing such notice of the matters set forth in subsection 4.2B below.

     B.   As of that Funding Date:

          (i)  The representations and warranties
contained herein and in the other Loan Documents shall be true, correct and complete in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date;

          (ii) No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by such Notice of Borrowing that would constitute an Event of Default or a Potential Event of Default;

          (iii)     No order, judgment or decree of any
court, arbitrator or governmental authority shall purport to enjoin or restrain Lender from making the Loans to be made by it on that Funding Date;

          (iv) The Interim Order or the Final Order, as the case may be, shall be in full force and effect and not stayed and, after giving effect to such Loans, the aggregate amount of Loans outstanding shall not exceed the amount approved in the Interim Order or the Final Order, as the case may be;

          (v) The making of the Loans requested on such Funding Date shall not violate any law including, without limitation, Regulation G, Regulation T, Regulation U or
Regulation X of the Board of Governors of the Federal
Reserve System;

          (vi) There shall not be pending or, to the knowledge of Borrowers, threatened, any action, suit, proceeding, governmental investigation or arbitration against or affecting the Borrowers or any property of the Borrowers that has not been disclosed by Borrowers in writing pursuant to subsection 5.6 or 6.1(x) prior to the making of the last preceding Loans (or, in the case of the initial Loans, prior to the execution of this Agreement), and there shall have occurred no development not so disclosed in any such action, suit, proceeding, governmental investigation or arbitration so disclosed, that, in either event, in the opinion of Lender, would be expected to have a Material Adverse Effect; and no injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by this Agreement or the making of Loans hereunder;

          (vii)     The amount of the proposed borrowing
will not cause (a) the principal amount of the Borrowing
Base Loans outstanding to exceed the lesser of (i) the Borrowing Base Loan Commitment and (ii) the Borrowing
Base, in each case as of the date thereof of (b) the principal amount of the Overadvance Loans outstanding to exceed the Overadvance Loan Commitment as of the date thereof; or (c) if made prior to the entry of the Final
Order, the principal amount of the Borrowing Base Loans and Overadvance Loans to exceed $35,000,000 in the aggregate;

          (viii)    the proceeds of previous Loans have
been applied only in accordance with an Approved Budget, unless otherwise consented to by Lender, and the proceeds of the requested Loans will be applied in accordance with the Approved Budget in effect; and

          (ix) if the proposed borrowing includes
Overadvance Loans, after giving effect to such Borrowing, there shall be no unused availability to borrow additional
Borrowing Base Loans under Section 2.1A.

                            SECTION 5
            BORROWERS' REPRESENTATIONS AND WARRANTIES

     In order to induce Lender to enter into this Agreement and to make the Loans Borrowers represent and warrant to Lender, on the date of this Agreement and on each Funding Date that the following statements are true, correct and complete:

5.1  Organization, Powers, Qualification, Good Standing,
Business and Subsidiaries.

     A. Organization and Powers. Each Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of its incorporation.
Subject to compliance with any applicable provisions of the Bankruptcy Code, each Borrower has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan
Documents to which it is a party, to carry out the transactions contemplated thereby and to issue and pay the Note. Each Borrower is in compliance with its Articles of Incorporation and Bylaws and all applicable orders of the Court.

     B. Qualification and Good Standing. Each Borrower is qualified to do business and is in good standing in every jurisdiction necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had and will not have a Material Adverse Effect or result in any Lien not permitted hereunder.

     C.   Conduct of Business.  Each Borrower and its
Subsidiaries are engaged only in the businesses permitted to be engaged in pursuant to subsection 7.14.

     D. Subsidiaries. FTC has no Subsidiaries with any material assets or operations other than (i) the other
Borrowers, (ii) Fruehauf de Mexico and (iii)
Deutsche-Fruehauf Beteiligungs GmbH and Fruehauf Corp. &
Co. OhG which have no material assets or operations other than the direct or indirect ownership of a piece of real estate located in Sindorf, Germany. The capital stock of each Subsidiary of FTC is duly authorized, validly issued, fully paid and nonassessable and none of such capital stock constitutes Margin Stock. Part One of Schedule 5.1 annexed hereto correctly sets forth the ownership interests in each of the Subsidiaries of FTC as of the Closing Date.

     E. Collateral Matters. Other than as may be supplemented by written notices delivered to Lender pursuant to the Pledge and Security Agreement:

          (i) the chief executive office and principal place of business of each Borrower is as set forth in Part
Two of Schedule 5.1 annexed hereto;

          (ii) the office where each Borrower keeps its records concerning Accounts and all originals of all chattel paper which evidence any Accounts are located at the addresses specified for such Borrower in Part Three of
Schedule 5.1 annexed hereto;

          (iii)     all Equipment and Inventory of each
Borrower is located on the premises specified for such Borrower on Part Four of Schedule 5.1 annexed hereto (or is in transit thereto) and except as specified in Part
Four of Schedule 5.1 annexed hereto, no such Inventory is stored with a bailee, warehouseman or similar party;

          (iv) other than as set forth in Part Five of
Schedule 5.1 annexed hereto, no Borrower does any business under any fictitious business names or tradenames or has done business under any fictitious business names or tradenames during the five years preceding the Closing
Date.

5.2  Authorization of Borrowing, etc.

     A. Authorization of Borrowing. The execution, delivery and performance of the Loan Documents and the issuance, delivery and payment of the Note (i) have been duly authorized by all necessary corporate action on the part of each Borrower and (ii) have been or by the Closing
Date will be, duly authorized by the Court.

     B. No Conflict. The execution, delivery and performance by each Borrower of the Loan Documents, the issuance, delivery and payment of the Note and the consummation of the transactions contemplated by the Loan
Documents do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to any Borrower or any of its Subsidiaries, the Certificate or Articles of Incorporation or Bylaws of any Borrower or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on any Borrower or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute
(with due notice or lapse of time or both) a default under any material Contractual Obligation of any Borrower or any of its Subsidiaries (performance or enforceability of which has not been excused by the Bankruptcy Code or an applicable order of the Court), (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of any Borrower or any of its Subsidiaries (other than any Liens created under any of the Loan Documents in favor of Lender), or (iv) require any approval of stockholders or any approval or consent of any Person under any Material Contract to which any Borrower or any of its Subsidiaries is a party
(performance of which has not been excused by the Bankruptcy Code), except for such approvals or consents which will be obtained on or before the Closing Date and are disclosed on Schedule 5.2 annexed hereto.

     C. Governmental Consents. The execution, delivery and performance by each Borrower of the Loan Documents, the issuance, delivery and payment of the Note and the consummation of the transactions contemplated by the Loan
Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body, except for the Court, and other than filings expressly contemplated by the Loan Documents.

     D. Binding Obligation. Each of the Loan Documents has been duly executed and delivered by each Borrower thereto and is the legally valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its respective terms.

5.3  Financial Condition.

     Borrowers have heretofore delivered to Lender, at Lender' request, the following financial statements and information: (i) the audited consolidated balance sheet of FTC and its Subsidiaries as at December 31, 1995 and the related consolidated statements of income, stockholders' equity and cash flows of FTC and its Subsidiaries for the Fiscal Year then ended and (ii) the unaudited consolidated and consolidating balance sheets of FTC and its Subsidiaries as at June 30, 1996 and the related unaudited consolidated and consolidating statements of income and consolidated cash flows of FTC and its Subsidiaries for the six months then ended. All such statements were prepared in conformity with GAAP and fairly present the financial position (on a consolidated and, where applicable, consolidating basis) of the entities described in such financial statements as at the respective dates thereof and the results of operations and cash flows (on a consolidated and, where applicable, consolidating basis) of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments.
Borrowers do not (and will not following the funding of the initial Loans) have any Contingent Obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the foregoing financial statements or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets, financial condition or prospects of FTC or any of its Subsidiaries.

5.4  No Material Adverse Change; No Restricted Junior
Payments.

     Since January 1, 1996, no event or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect other than
(i) as would normally result from the filing of the Chapter 11 Cases, (ii) as a result of general industry conditions, (ii) the partial, temporary shutdown of the Fort Madison and Scott County Facilities which commenced on September 23, 1996 and September 26, 1996, respectively and (iv) as disclosed in the 10Q filing with the Securities and Exchange Commission of FTC and its Subsidiaries for the fiscal quarter ended June 30, 1996.
No Borrower nor any of its Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Junior Payment or agreed to do so.

5.5  Title to Properties; Liens.

     Borrowers and their Subsidiaries have (i) good, sufficient and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), or (iii) good title to (in the case of all other personal property), all of their respective properties and assets reflected in the financial statements referred to in subsection 5.3 or in the most recent financial statements delivered pursuant to subsection 6.1, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under subsection 7.7 other than the manufacturing plant located in Waverly, Ohio sold in August, 1996. All such properties and assets are free and clear of Liens other than Permitted Encumbrances listed on Schedule 5.5 and other existing Liens set forth on Schedule 7.2. All real property owned or leased by Borrowers and their Subsidiaries is described on Schedule 1.1B hereto, which indicates the interest held, the Borrowers holding such interest, a description of the property and, if a leasehold interest, a description of the lease.

5.6  Litigation; Adverse Facts.

     Except as set forth in Schedule 5.6 annexed hereto, there is no action, suit, proceeding, arbitration or governmental investigation (whether or not purportedly on behalf of a Borrower or any of its Subsidiaries) at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, pending or, to the knowledge of Borrowers, threatened against or affecting any Borrower or any of its Subsidiaries or any property of any Borrower or any of its Subsidiaries that has had, or could reasonably be expected to result in, a Material Adverse Effect. No Borrower nor any of its
Subsidiaries is (i) in violation of any applicable law that has had, or could reasonably be expected to result in, a Material Adverse Effect or (ii) subject to or in default with respect to any final judgment, writ, injunction, decree, rule or regulation of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that has had, or could reasonably be expected to result in, a Material
Adverse Effect.

5.7  Payment of Taxes.

     Except to the extent permitted by subsection 6.3 and to the extent payment has been excused by the Bankruptcy
Code or an applicable order of the Court or as set forth on Schedule 5.7, all tax returns and reports of FTC and its Subsidiaries required to be filed by any of them have been timely filed, and all taxes, assessments, fees and other governmental charges upon FTC and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable. Borrowers know of no proposed tax assessment against FTC or any of its Subsidiaries which is not being actively contested by FTC or such Subsidiary in good faith and by appropriate proceedings; provided that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

5.8  Performance of Agreements; Materially Adverse
Agreements.

     A. No Borrower nor any of its Subsidiaries is in default and to Borrowers' knowledge, no third party is in default, in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of the Material Contracts, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, except in any case where the consequences, direct or indirect, of such default or defaults, if any, would not have a Material
Adverse Effect.

     B.   No contract, lease, agreement or other
instrument to which any Borrower is a party or by which it or any of its properties or assets is bound or affected and no provision of any charter, corporate restriction, applicable law or governmental regulation has resulted in or will result in a Material Adverse Effect.

     C. Schedule 5.8 sets forth a complete and accurate list of all Material Contracts of each Borrower. Except as described on Schedule 5.8, all such Material Contracts are in full force and effect and no material defaults currently exist thereunder.

5.9  Governmental Regulation.

     No Borrower nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of
1935, the Federal Power Act, the Interstate Commerce Act
(to the extent applicable to the transactions contemplated hereby) or the Investment Company Act of 1940 or under any other federal or state statute or regulation which in any case may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.

5.10 Securities Activities.

     No Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

5.11 Employee Benefit Plans.

     A. Borrowers, each of their Subsidiaries and each of their respective ERISA Affiliates are in compliance with all applicable provisions and requirements of ERISA and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee
Benefit Plan. Each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Internal
Revenue Code is so qualified.

     B. No ERISA Event has occurred or is reasonably expected to occur.

     C.   Except to the extent required under Section
4980B of the Internal Revenue Code or except as set forth in Schedule 5.11 annexed hereto, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of Borrowers, any of their Subsidiaries or any of their respective ERISA Affiliates.

     D. As of the most recent valuation date for any Pension Plan, the amount of unfunded benefit liabilities
(as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), does not exceed $250,000.

     E. As of the most recent valuation date for each Multiemployer Plan for which the actuarial report is available, the potential liability of Borrowers, their Subsidiaries and their respective ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, based on information available pursuant to Section 4221(e) of ERISA, does not exceed $250,000.

5.12 Certain Fees.

     No broker's or finder's fee or commission will be payable with respect to this Agreement or any of the transactions contemplated hereby, and Borrowers hereby indemnify Lender against, and agree that they will hold
Lender harmless from, any claim, demand or liability for any such broker's or finder's fees claiming by, through or under any Borrower alleged to have been incurred in connection herewith or therewith and any expenses
(including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.

5.13 Environmental Protection.

     Except as set forth in Schedule 5.13 annexed hereto:

          (i)  None of the Borrowers nor any of their
Subsidiaries nor any of their respective Facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to (a) any Environmental Law,(b) any Environmental Claim, or (c) any Hazardous Materials
Activity that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

          (ii) None of the Borrowers nor any of their Subsidiaries has received any letter asserting that such Person has liability under Section 104 of the Comprehensive Environmental Response, Compensation, and
Liability Act (42 U.S.C. ss 9604) or any comparable state law;

          (iii)     there are and, to Borrowers'
knowledge, have been no conditions, occurrences, or Hazardous Materials Activities which could reasonably be expected to form the basis of an Environmental Claim against any Borrower or any of their Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

          (iv) None of the Borrowers nor any of their Subsidiaries nor, to Borrowers' knowledge, any predecessor of any Borrower or any of their Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment of Hazardous Materials at any Facility, and none of Borrowers' or any of their Subsidiaries' operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent other than in compliance in all material respects with all applicable Environmental Laws;

          (v) Commencing at least 3 years prior to the Closing Date, Borrowers have maintained an environmental management system for their and each of their Subsidiaries' operations that demonstrates a commitment to environmental compliance including without limitation compliance in all material respects with all applicable
Environmental Laws;

          (vi) compliance with all current or reasonably foreseeable future requirements pursuant to or under Environmental Laws will not, individually or in the aggregate, have a reasonable possibility of giving rise to a Material Adverse Effect.

          Notwithstanding anything in this subsection 5.13 to the contrary, no event or condition has occurred or is occurring with respect to any Borrower or any of its Subsidiaries relating to any Environmental Law, any Release of Hazardous Materials, or any Hazardous
Materials Activity, including any matter disclosed on
Schedule 5.13 annexed hereto, which individually or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect.

5.14 Employee Matters.

     There is no strike or work stoppage in existence or threatened involving any Borrower or any of their Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

5.15 Inventory and Accounts.

     Except as disclosed in the written information provided to Lender by Borrowers under subsection 6.9 or otherwise disclosed to Lender in writing, with respect to all Inventory and Accounts:

          (i)  Lender may rely upon all statements,
warranties, or representations made in any Borrowing Base
Certificate or other written report regarding Inventory and Accounts delivered hereunder by Borrowers in determining which items of Inventory or Accounts are to be deemed Eligible Inventory or Eligible Accounts, as the case may be;

          (ii) No Inventory or Account is subject to any Lien whatsoever, except for Liens of Lenders under the Collateral Documents and other Liens permitted hereunder;

          (iii)     No such Inventory has been consigned
to any Person;

          (iv) All Inventory has been produced in
accordance with all applicable requirements of the Federal
Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto;

          (v) All Inventory has been and shall be used in Borrowers' business and not for personal, family, household or farming use;

          (vi) Each Eligible Account represents a valid and legally enforceable indebtedness based upon an actual and bona fide sale and delivery of goods or rendition of services in the ordinary course of Borrowers' business which has been finally accepted by the Account Debtor and for which the Account Debtor is unconditionally liable to make payment of the amount stated in each invoice, document or instrument evidencing the Eligible Account in accordance with the terms thereof, without offset, defense or counterclaim and will be paid in full at maturity;

          (vii)     All statements made and all unpaid
balances appearing in the invoices, documents and instruments evidencing each Eligible Account are true and correct in all material respects and are in all material respects what they purport to be and, to the best of Borrowers' knowledge, all signatures and endorsements that appear thereon are genuine and all signatories and endorsers have full capacity to contract and each Account
Debtor is solvent and financially able to pay in full the Eligible Account when it matures;

          (viii)    None of the transactions underlying or
giving rise to any Account violate any state or federal laws or regulations, and all documents relating to the Accounts are legally sufficient under such laws or regulations and are legally enforceable in accordance with their terms and all recording, filing and other requirements of giving public notice under any applicable law have been duly complied with; and

          (ix) All sales, excise and similar taxes relating to Accounts of Borrowers have been paid when due.

5.16 Representations Concerning Cash Management System.

     The summary of the Cash Management System attached hereto as Schedule 5.16 is accurate and complete in all material respects as of the Closing Date and does not omit to state any material fact necessary to make the statements set forth therein not misleading. No Borrower nor any of its Subsidiaries owns any Deposit Account which is not described in Schedule 5.16 or otherwise permitted pursuant to subsection 6.10 . There has been no change to the Cash Management System (other than as permitted by subsection 6.10) since the Closing Date except such changes as have been disclosed to Lender in writing and approved by Lender.

5.17 Intellectual Property

     A. Except as set forth on Schedule 5.17 annexed hereto, the Borrowers and their subsidiaries are the sole and exclusive owner or licensee of all trade names, unregistered trademarks and service marks, brand names, patents, registered and unregistered copyrights, registered trademarks and service marks, and all applications for any of the foregoing, and all permits, grants and licenses or other rights with respect thereto used in or necessary for the conduct of their respective businesses as currently conducted, the absence of which could reasonably be expected to result in a Material
Adverse Effect. Schedule 5.17 annexed hereto sets forth a true and complete list of all copyrights, service marks and registered trademarks and patents (or copyrights, trademarks or patents for which registration is pending) of the Borrowers and their Subsidiaries. None of the Borrowers nor any of their subsidiaries has been charged with any material infringement of any intangible property of the character described above or been notified or advised of any material claim of any other Person relating to any of the intangible property, other than as set forth in Schedule 5.17 annexed hereto. The consummation of the transactions contemplated by this Agreement will not in any material manner or to any material extent impair the ownership of (or the license to use, as the case may be) any of such intangible property by any Borrower.

5.18 Governmental Authorizations.

     Each Borrower and each of its Subsidiaries has all Governmental Authorizations the absence of which could reasonably be expected to result in a Material Adverse
Effect.

5.19 Disclosure.

     No representation or warranty of any Borrower or any of its Subsidiaries contained in any Loan Document or in any other document, certificate or written statement furnished to Lender by or on behalf of any Borrower or any of its Subsidiaries for use in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact (known to Borrowers, in the case of any document not furnished by them) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made.
Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Borrowers to be reasonable at the time made, it being recognized by Lender that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There is no fact known
(or which should upon the reasonable exercise of diligence be known) to Borrowers (other than matters of a general economic nature) that has had, or could reasonably be expected to result in, a Material Adverse Effect and that has not been disclosed herein or in such other documents, certificates and statements furnished to Lender for use in connection with the transactions contemplated hereby.

                     SECTION 6
         BORROWERS' AFFIRMATIVE COVENANTS

     Each Borrower covenants and agrees that, so long as the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations, unless Lender shall otherwise give prior written consent, such Borrower shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section
6.

6.1  Financial Statements and Other Reports.

     FTC and its subsidiaries will maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. Borrowers will deliver to Lender:

          (i)  Monthly Financials:  As soon as available
and in any event within 30 days      after the end of each
month ending after the Closing Date, for each month other than the last month of each fiscal quarter and each Fiscal
Year, the consolidated and consolidating balance sheets and consolidated and consolidating statement of income of FTC and its Subsidiaries as at the end of such month and consolidated and consolidating statements of income and consolidated statement of cash flows of FTC and its Subsidiaries for the period from the beginning of the then current Fiscal Year to the end of such month, setting forth in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the current consolidated plan and financial forecast covering such month delivered pursuant to subsection 6.1(xiii), all in reasonable detail and certified by the chief financial officer, chief accounting officer, controller or treasurer of FTC that they fairly present the financial condition of FTC and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

          (ii) Quarterly Financials: As soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of each Fiscal Year, the consolidated and consolidating balance sheets and consolidated and consolidating statement of income of FTC and its Subsidiaries as at the end of such fiscal quarter and the consolidating statements of income and consolidated statement of cash flows of FTC and its Subsidiaries for the period from the beginning of the then current Fiscal Year to the end of such fiscal quarter, setting forth in comparative form the corresponding figures for the corresponding periods of the previous
Fiscal Year and the corresponding figures from the current consolidated plan and financial forecast covering such period delivered pursuant to subsection 6.1(xiii), all in reasonable detail and certified by the chief financial officer, chief accounting officer, controller or treasurer of FTC that they fairly present the financial condition of FTC and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

          (iii)     Year-End Financials:  As soon as
available and in any event (a) within 45 days after the end of each Fiscal Year a preliminary statement of income for such Fiscal Year and (b) within 90 days after the end of each Fiscal Year, (1) the consolidated and consolidating balance sheets of FTC and its Subsidiaries as at the end of such Fiscal Year and the related consolidated and consolidating statements of income, and consolidated statement of stockholders' equity and cash flows of FTC and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the consolidated plan and financial forecast delivered pursuant to subsection
6.1(xiii) for the period (or relevant portion thereof) covered by such financial statements, all in reasonable detail and certified by the chief financial officer, chief accounting officer, controller or treasurer of FTC that they fairly present the financial condition of FTC and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated and (2) in the case of such consolidated financial statements, a report thereon of Price Waterhouse
LLP or other independent certified public accountants of recognized national standing selected by FTC and reasonably satisfactory to Lender which report shall not be qualified as to the scope of audit and shall state that such consolidated financial statements fairly present the consolidated financial position of FTC and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards.

          (iv) Officer's and Compliance Certificates:
Together with each delivery of financial statements of FTC and its Subsidiaries pursuant to subdivisions (i), (ii) and (iii) above, (a) an Officer's Certificate of FTC stating that the signer has reviewed the terms of this Agreement and has made, or caused to be made under such officer's supervision, a review in reasonable detail of the transactions and condition of FTC and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signer does not have knowledge of the existence as at the date of such Officer's Certificate, of any condition or event that constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action
Borrowers have taken, are taking and propose to take with respect thereto and (b) a Compliance Certificate demonstrating in reasonable detail compliance for such applicable accounting periods with the restrictions contained in Section 7.

          (v) Reconciliation Statements: If, as a result of any change in accounting principles and policies from those used in the preparation of the audited financial statements referred to in subsection 5.3, the consolidated financial statements of FTC and its Subsidiaries delivered pursuant to subdivisions (ii) or (iii) of this subsection
6.1 will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then (a) together with the first delivery of financial statements pursuant to subdivision (ii) or (iii) of this subsection
6.1 following such change, consolidated financial statements of FTC and its Subsidiaries for (1) the current
Fiscal Year to the effective date of such change and (2) the two full Fiscal Years immediately preceding the Fiscal
Year in which such change is made, in each case prepared on a pro forma basis as if such change had been in effect during such periods, and (b) together with each delivery of financial statements pursuant to subdivision (ii) or
(iii) of this subsection 6.1 following such change, a written statement of the chief accounting officer or chief financial officer of FTC setting forth the differences which would have resulted in the calculation of the covenants set forth in Section 7 if such financial statements had been prepared without giving effect to such change.

          (vi) Accountants' Certification: Together with each delivery of consolidated financial statements of FTC and its Subsidiaries pursuant to subdivision (iii) above, to the extent such statement can be provided in accordance with generally accepted auditing standards, a written statement by the independent certified public accountants giving the report thereon (a) stating that their audit examination has included a review of the terms of this Agreement and the other Loan Documents as they relate to accounting matters and (b) stating whether, in connection with their audit examination, any condition or event that constitutes an Event of Default or Potential Event of Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof; provided that such accountants shall not be liable by reason of any failure to obtain knowledge of any such Event of Default or Potential Event of Default that would not be disclosed in the course of their audit examination.

          (vii)     Accountants' Reports:  Promptly upon
receipt thereof, copies of all reports submitted to Borrowers by independent certified public accountants in connection with each annual, interim or special audit of the financial statements of FTC and its Subsidiaries made by such accountants, including, without limitation, any comment letter submitted by such accountants to management in connection with their annual audit.

          (viii)    SEC Filings and Press Releases:
Promptly upon their becoming available, copies of (a) all financial statements, reports, notices and proxy statements sent or made available generally by FTC to its security holders or by any Subsidiary of FTC generally to its security holders other than FTC or another
Subsidiary of FTC, (b) all regular and periodic reports and all effective registration statements (other than on Form S-8 or a similar form) and effective prospectuses, if any, filed by FTC or any of its Subsidiaries with any securities exchange or with the Securities and Exchange
Commission or any governmental or private regulatory authority, and (c) all press releases and other statements made available generally by FTC or any of its Subsidiaries to the public concerning material developments in the business of any Borrower or any of its Subsidiaries.

          (ix) Events of Default, etc.: Promptly upon any officer of any Borrower obtaining knowledge (a) of any condition or event that constitutes an Event of Default or Potential Event of Default, or becoming aware that Lender has given any notice or taken any other action with respect to a claimed Event of Default or Potential Event of Default, (b) that any Person has given any notice to any Borrower or any of its Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in subsection 8.10, (c) of any condition or event required to be disclosed in a current report filed by FTC with the Securities and Exchange Commission on Form 8-K (Items 1, 2, 4, 5 and 6 of such Form as in effect on the date hereof) concurrently with the filing of such Form 8-K by FTC or (d) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, an Officer's Certificate specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Event of Default, Potential Event of Default, default, event or condition, and what action Borrowers have taken, are taking and propose to take with respect thereto.

          (x) Litigation or Other Proceedings: Promptly upon any officer of any Borrower obtaining knowledge of
(a) the institution of, or non-frivolous threat of, any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration against or affecting any Borrower or any of its subsidiaries or any property of any Borrower or any of its Subsidiaries (collectively, ``Proceedings'') not previously disclosed in writing by a Borrower to Lender or
(b) any material development in any Proceeding that, in any case:

               (a)  has a reasonable possibility of giving
rise to an Event of Default or a Material Adverse Effect;
or

               (b)  seeks to enjoin or otherwise prevent
the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby;

     written notice thereof together with such other information as may be reasonably available to Borrowers to enable Lender and their counsel to evaluate such matters.

          (xi) ERISA Events: Promptly upon becoming aware of the occurrence of or notice of a forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action Borrowers or any of their ERISA
Affiliates have taken, are taking or propose to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto.

          (xii)     ERISA Notices:  With reasonable
promptness, copies of (a) each Schedule B (Actuarial
Information) to the annual report (Form 5500 Series) filed by any Borrower or any of its Subsidiaries with the Internal Revenue Service with respect to each Pension
Plan; (b) all notices received by any Borrower or any of its Subsidiaries from a Multiemployer Plan sponsor concerning an ERISA Event; and (c) such other documents or governmental reports or filings relating to any Employee Benefit Plan as Lender shall reasonably request;
provided that upon Lender's request, Borrowers shall submit promptly to each Multiemployer Plan identified by Lender a request (together with payment of any reasonable charges therefor) for an estimate of the withdrawal liability any Borrower or any of its ERISA Affiliates would incur upon a complete withdrawal (within the meaning of Section 4203 of ERISA) from such Multiemployer Plan and for a copy of the actuarial valuation and review and a report on employer withdrawal liability regularly prepared for such Multiemployer Plan, and shall provide copies of the information and materials supplied by each such Multiemployer Plan in response to such submission.

          (xiii)    Financial Plans:  On or before the
Closing Date, and every three months thereafter copies of, a consolidated and consolidating plan and financial forecast on a month by month basis for the period through the Commitment Termination Date, including without limitation (a) forecasted consolidated and consolidating balance sheets and forecasted consolidated and consolidating statements of income and consolidated cash flows of FTC and its Subsidiaries for each month of such period with pro forma Compliance Certificates with respect to the covenants set forth in subsection 7.6 for each such period and an explanation of the material assumptions on which such forecasts are based, together with an explanation of the material assumptions on which such forecasts are based and (b) such other information and projections as any Lender may reasonably request.

          (xiv)     Cash Receipts and Disbursement
Reports. On a daily basis, a detailed report of cash receipts and cash disbursements by FTC and it Subsidiaries for the previous day, on a consolidated and consolidating basis, in a format acceptable to Lender, and certified by the chief accounting officer, chief financial officer or treasurer of FTC or such other officer of FTC as Lender may approve.

          (xv) Cash Budgets.  On or before the Closing
Date and on the last Business Day of each week thereafter, a detailed cash budget for FTC and its Subsidiaries on a consolidated and consolidating basis, showing forecasted cash disbursements and cash receipts for FTC and its subsidiaries for the succeeding four week period, in a format acceptable to Lender. Each such cash budget must be approved in writing by the Crisis Manager and will be subject to further approval by Lender in its sole and exclusive discretion, and will be deemed approved only upon written notice by Lender to FTC to that effect. Any such budget approved by Lender is referred to herein as an ``Approved Budget.'' Until a subsequent cash budget is approved, the most recent Approved Budget shall constitute the Approved Budget then in effect. If Lender does not approve a particular cash budget, Borrowers will promptly revise the proposed budget to endeavor to address Lender's concerns and deliver such revised budget complying with the requirements of this subsection 6.1(xv) to Lender, but approval by Lender of any revised proposed budget shall remain in Lenders sole and exclusive discretion. Approval of any budget by Lender shall not be deemed to constitute a waiver of any restriction set forth in this Agreement or any other Loan Document.

          (xvi)     Insurance:  As soon as practicable and
in any event by the last day of each Fiscal Year, and of such other times as Lender may request, a report in form and substance satisfactory to Lender outlining all material insurance coverage maintained as of the date of such report by Borrowers and their Subsidiaries and all material insurance coverage planned to be maintained by Borrowers and their Subsidiaries in the immediately succeeding Fiscal Year which shall not be materially less than the type and amount maintained on the Closing Date.

          (xvii)    Environmental Audits and Reports:  As
soon as practicable following receipt thereof, copies of all environmental audits and reports, whether prepared by personnel of Borrowers or any of their Subsidiaries or by independent consultants, with respect to environmental matters at any Facility or an Environmental Claim which could result in a Material Adverse Effect.

          (xviii)   Board of Directors:  With reasonable
promptness (but in any event no earlier than such information is generally made public), written notice of any change in the Board of Directors of any Borrower.

          (xix)     Filings with the Court:  Promptly upon
filing or receiving any such document, copies of any pleading or document filed with the Court or the Office of the United States Trustee in the Chapter 11 Cases.

          (xx) Notices under Existing Indenture: Promptly upon receiving any such notices, copies of any notices from the holders of Senior Notes or any trustee or committee acting on their behalf.

          (xxi)     Other Information:  With reasonable
promptness, such other information and data with respect to any Borrower or any of its Subsidiaries as from time to time may be reasonably requested by Lender.

6.2  Corporate Existence, etc.

     Each Borrower will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its corporate existence and all rights and franchises material to its business.

6.3  Payment of Taxes and Claims.

     Except as prohibited by the Borrowing Orders or this Agreement or (except with respect to the Obligations) as excused by the Bankruptcy Code or an applicable order of the Court, each Borrower will, and will cause each of its Subsidiaries to, (i) use its best efforts to pay and discharge or cause to be paid and discharged all its Indebtedness arising after the Petition Date, including all of the Obligations, as and when due and payable and
(ii) to the extent they constitute claims allowable under
Section 503(b) of the Bankruptcy Code, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no such charge or claim need be paid if being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.


6.4  Maintenance of Properties; Insurance.

     A. Each Borrower will, and will cause each of its Subsidiaries to, take all reasonable action to maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of such Borrower and its Subsidiaries and from time to time will make or cause to be made all reasonably necessary repairs, renewals and replacements thereof. Each Borrower will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its properties and business and the properties and businesses of its Subsidiaries against loss or damage consistent with the policies and programs in effect as of the Closing
Date and of the kinds customarily carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses. Each such policy of insurance shall name Lender as an additional insured and/or as the loss payee thereunder as appropriate and shall provide for at least 30 days prior written notice to Lender of any modification, cancellation or non-renewal of such policy.

     B. If any portion of any Mortgaged Property is situated in an area now or subsequently designated as having special flood hazards as defined by the Flood
Disaster Protection Act of 1973, as amended by the National Flood Insurance Reform Act of 1994, and as further amended from time to time, then the types of insurance that Borrowers are required to maintain or cause to be maintained shall include flood insurance in such amounts as Lenders shall require, but not less than the amount required by law. If Borrowers fail to obtain flood insurance as required, Lenders may purchase such flood insurance, and Borrowers shall pay all premiums and other costs and expenses incurred by Lender.

6.5  Inspection; Lender Meeting.

     Each Borrower shall, and shall cause each of its Subsidiaries to, permit any authorized representatives designated by Lender to visit and inspect any of the properties of such Borrower or any of its Subsidiaries, including its and their financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants
(provided that such Borrower may, if it so chooses, be present at or participate in any such discussion), all upon reasonable notice and at such reasonable times during normal business hours and as often as Lender may reasonably request. Without in any way limiting the foregoing, each Borrower will, upon the request of Lender, participate in a meeting with Lender twice each month after the Closing Date at FTC's corporate offices
(or such other location as may be agreed to by Borrowers and Lender) at such time as may be agreed to by Borrowers and Lender.

6.6  Compliance with Laws, etc.

     Except to the extent compliance is excused by the Bankruptcy Code, each Borrower shall, and shall cause each of its Subsidiaries to, comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, noncompliance with which could reasonably be expected to cause a Material Adverse Effect.

6.7  Environmental Matters.

     A. Each Borrower shall, and shall cause each of its Subsidiaries to, exercise all due diligence in order to comply and cause (i) all tenants under any leases or occupancy agreements affecting any portion of the Facilities and (ii) all other Persons on or occupying such property, to comply with all Environmental Laws.

     B. Borrowers agree that Lender may, from time to time and in its reasonable discretion, (i) retain, at Borrowers' expense, an independent professional consultant to review any environmental audits, investigations, analyses and reports relating to Hazardous Materials prepared by or for Borrowers and (ii) conduct its own investigation of any Facility; provided that, in the case of any Facility no longer owned, leased, operated or used by a Borrower or any of its Subsidiaries, Borrowers shall only be obligated to use commercially reasonable efforts to obtain permission for Lender's professional consultant to conduct an investigation of such Facility.
For purposes of conducting such a review and/or investigation, Borrowers hereby grant to Lender and its agents, employees, consultants and contractors the right to enter into or onto any Facilities currently owned, leased, operated or used by any Borrower or any of its Subsidiaries and to perform such tests on such property (including taking samples of soil, groundwater and suspected asbestos-containing materials) as are reasonably necessary in connection therewith. Any such investigation of any Facility shall be conducted, unless otherwise agreed to by the applicable Borrower and Lender, during normal business hours and, to the extent reasonably practicable, shall be conducted so as not to interfere with the ongoing operations at such Facility or to cause any damage or loss to any property at such Facility.
Borrowers and Lender hereby acknowledge and agree that any report of any investigation conducted at the request of Lender pursuant to this subsection 6.7B. will be obtained and shall be used by Lender for the purposes of Lender's internal credit decisions, to monitor and police the Loans and to protect Lender's security interests, if any, created by the Loan Documents. Lender agrees to deliver a copy of any such report to Borrowers with the understanding that Borrowers acknowledge and agree that
(x) they will indemnify and hold harmless Lender from any costs, losses or liabilities relating to Borrowers' use of or reliance on such report, (y) Lender makes no representation or warranty with respect to such report, and (z) by delivering such report to Borrowers, Lender is not requiring or recommending the implementation of any suggestions or recommendations contained in such report.

     C. Each Borrower shall, and shall cause each of its Subsidiaries to, promptly advise Lender in writing and in reasonable detail of any:

          (i) any Release required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws;

          (ii) any remedial action taken by a Borrower or any other Person in response to (a) any Hazardous
Materials Activities the existence of which has a reasonable possibility of resulting in one or more
Environmental Claims having, individually or in the aggregate, a Material Adverse Effect, or (b) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of resulting in a Material Adverse Effect;

          (iii)     a Borrowers' discovery of any
occurrence or condition on any real property adjoining or in the vicinity of any Facility that could cause such Facility or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws;

          (iv) any and all written communications with respect to (a) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of giving rise to a Material Adverse Effect, or (b) any Release required to be reported to any federal, state or local governmental or regulatory agency;

          (v)  any request for information from any
governmental agency that suggests such agency is investigating whether any Borrower or any of its Subsidiaries may be potentially responsible for any Hazardous Materials Activity;

          (vi) any proposed acquisition of property by any Borrower or any of its Subsidiaries that could reasonably be expected to (1) expose any Borrower or any of its Subsidiaries to, or result in, Environmental Claims that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (2) affect the ability of any Borrower or any of its Subsidiaries to maintain in full force and effect all material
Governmental Authorizations required under any
Environmental Laws for their respective operations; and

          (vii)     any proposed action to be taken by any
Borrower or any of its Subsidiaries to modify current operations in a manner that could reasonably be expected to subject any Borrower or any of its Subsidiaries to any material additional obligations or requirements under any Environmental Laws.

     D. Borrowers shall promptly undertake, and shall cause each of their Subsidiaries promptly to undertake, any and all investigations, studies, sampling, testing, abatement, cleanup, removal, remediation or other response actions necessary to remove, remediate, clean up or abate any Hazardous Materials Activity on, under or about any Facility that is in violation of any Environmental Laws or that presents a material risk of giving rise to an Environmental Claim. In the event any Borrower or any of their Subsidiaries undertakes any such action with respect to any Hazardous Materials, such Borrower or such Subsidiary shall conduct and complete such action in compliance with all applicable Environmental Laws and in accordance with the policies, orders and directives of all federal, state and local governmental authorities except when, and only to the extent that, such Borrower's or such Subsidiary's liability with respect to such Hazardous
Materials Activity is being diligently contested in good faith by such Borrower or such Subsidiary and such reserves or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

     E.   Except to the extent excused by the Bankruptcy
Code, Borrowers shall promptly take, and shall cause each of their Subsidiaries promptly to take, any and all actions necessary to (i) cure any material violation of applicable Environmental Laws by any Borrower or any of its Subsidiaries that arises after the Petition Date, and
(ii) make an appropriate response to any Environmental
Claim that arises after the Petition Date against any Borrower or any of any of its Subsidiaries and discharge any obligations it may have to any Person thereunder where failure to do so could reasonably be expected to have, individually or in the aggregate, a Material Adverse
Effect.

     F. Each Borrower shall, at its own expense, provide copies of such documents or information in the possession of such Borrower or its Subsidiaries as Lender may reasonably request in relation to any matters disclosed pursuant to this subsection 6.7.

6.8  Environmental Indemnity.

     Each Borrower shall fully and promptly pay, perform, discharge, defend, indemnify and hold harmless each Indemnitee from and against any action, suit, proceeding, claim or loss suffered or incurred by that Indemnitee under or on account of any Environmental Laws or Release of any Hazardous Materials relating to the Facilities other than, to the extent that, such liability is a result of the gross negligence or willful misconduct of the Indemnitee, all as evidenced by a final judgment of a court of competent jurisdiction.

6.9  Borrowing Base and Inventory Reports.

          (i)  Borrowing Base Certificates.  Borrowers
shall deliver a Borrowing Base Certificate to Lender two days in advance of the Closing Date, certifying the Borrowing Base as of such date, to permit Lender to determine the Borrowing Base to be in effect on the Closing Date. Thereafter Borrowers shall deliver
Borrowing Base Certificates on a daily basis with each such Borrowing Base Certificate dated and certifying the Borrowing Base as of the immediately previous day.
Promptly following receipt of each such Borrowing Base
Certificate, Lender shall determine or, as the case may be, redetermine the Borrowing Base in accordance with the definition thereof, using the information contained in such Borrowing Base Certificate, and shall notify
Borrowers of the Borrowing Base so determined and so redetermined. Each such Borrowing Base so determined or redetermined by Lender shall remain in effect until notice of a redetermined Borrowing Base shall have been given by Lender in accordance with the provisions of this subsection 6.9.

          (ii) Inventory Reports.

               (a)  Borrowers shall at all times hereafter
maintain a perpetual inventory, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, Borrowers' cost therefor and daily withdrawals therefrom and additions thereto, all of which records shall be available during Borrower's usual business hours upon reasonable prior request of Lender.

               (b)   Within 60 days of the Closing Date
and at such other times as Lender may request, Borrowers shall conduct a physical count of the Inventory for which a statistical sampling will be sufficient, provided that such statistical sampling is consistent with prior practice of Borrowers and performed in accordance with generally accepted auditing standards, and promptly following such physical Inventory shall supply Lender with a report in a form and with such specificity as may be reasonably satisfactory to Lender concerning such physical count of the Inventory.

               (c)   Upon Lender's request, at any time
and from time to time, Borrowers shall, at Borrowers' sole cost and expense, execute and deliver to Lender written reports or appraisals of the Inventory listing all items and categories thereof, describing the condition of same and setting forth the value thereof (the lower of cost or market value of the Inventory), in such form as is reasonably satisfactory to Lender. Lender, in its reasonable discretion, and at Borrowers' expense, may review or have an outside consultant selected by them review, upon reasonable notice and at reasonable times, the quality and amount of inventory.

          (iii)     Accounts

               (a)  Borrowers shall immediately upon
obtaining knowledge thereof report to Lender all reclaimed, repossessed or returned goods, Account Debtor claims and any other matter affecting the value, enforceability or collectability of Accounts.

               (b)  At Lender's request, any goods
reclaimed or repossessed by or returned to Borrowers will be set aside, marked with Lender's name and held by Borrower for Lender's account and subject to Lender's security interest.

               (c)  Borrowers shall pay all sales, excise
or similar taxes relating to Accounts when due.

6.10 Cash Management System.

     A. Cash Management System. Subject to the other provisions of this subsection 6.10 and except for the modifications described on Schedule 5.16, Borrowers shall continue to maintain the Cash Management System as in effect on the Closing Date as described on Schedule 5.16 and operate such system in accordance with past practice.
Without limiting the generality of the preceding sentence, Borrowers shall cause all Receipts of Borrowers and each of their subsidiaries to be deposited directly into Collection Accounts subject to the Cash Management System unless otherwise directed by Lender. If contrary to the immediately preceding sentence, any Receipts are collected by Borrowers or any Person acting on their behalf and not paid directly into the Collection Accounts, such Receipts shall be received in trust for Lender as Collateral and shall be deposited into Collection Accounts subject to the Cash Management System as promptly as practicable but in any event not later than the Business Day following receipt.

     B. Lender Sweeps. On each Business Day following the Closing Date, all collected funds on deposit in the Sweep Accounts shall be transferred to the account of Lender set forth in subsection 2.4B above or such other account as Lender may designate in writing and the amounts transferred shall be applied by Lender to the Obligations in such order as Lender may elect, it being understood, however, that (i) amounts transferred will be subject to any reserve requirements of the applicable Depository
Institution and (ii) Lender shall be required to make transfers from the Sweep Accounts only to the extent
Lender has the contractual right with the applicable
Depository Institution to initiate such transfer. As promptly as possible and in any event within 5 days of the Closing Date, Borrowers shall, and shall cause Congress
Financial Corporation (Central), to notify each Depository
Institution at which Sweep Accounts are maintained to make all transfers from such accounts to the account of Lender set forth on subsection 2.4B or such other account of Lender as Lender shall designate in writing, all in a manner satisfactory to Lender.

     C. Restrictions on Withdrawals. Borrowers shall have no right to, and shall not, make any withdrawals from any Deposit Accounts other than withdrawals from the Disbursement Accounts for Permitted Payments so long as no Potential Event of Default or Event of Default shall then exist and be continuing.

     D.   Changes in Cash Management System.

          (i) Following the Closing Date, Borrowers shall make such changes in the Cash Management System as Lender may reasonably request and shall take any actions requested by Lender in connection with the operation of the Cash Management System including without limitation, entering into such documentation with Depository
Institutions as Lender may request to among other things
(x) confirm that such accounts are held in the name of and under the control of Lender and that withdrawals and transfers from the Deposit Accounts will be made, and only made, in accordance with the Cash Management System, as set forth herein, and any other instructions from Lender and (y) provide for a waiver by the applicable Depository
Institution of any liens, claims or rights of set off against the applicable Deposit Account and any funds held therein.

          (ii) Without limiting the generality of the foregoing, within 15 days of the Closing Date, Borrower will cause each Depository Institution at which Deposit
Accounts of Borrowers are maintained to enter into a Cash
Management Letter substantially in the form of Exhibit II hereto with such changes as Lender may request.

     E.   Certain Lender Rights.

          (i) All Deposit Accounts of Borrowers shall be under the sole dominion and control of Lender subject to any rights of Borrowers to make withdrawals from the Disbursement Accounts to the extent permitted by Subsection 6.10C.

          (ii) Lender may from time to time instruct any Depository Institutions with whom Collection Accounts in the Cash Management System are maintained to transfer funds on deposit in such Collection Accounts to any other
Deposit Account of Borrowers or to the account of Lender set forth in subsection 2.4B.

          (iii)     Each Borrower irrevocably makes,
constitutes and appoints Lender and all Persons designated by Lender for that purpose at any time, as such Borrower's true and lawful attorney and agent-in-fact to endorse such Borrower's name on any checks, notes, drafts or any other form of payment relating to the Collateral or receipts or proceeds of Collateral that come into Lender's possession or under Lender's control, provided, however, that such appointment by such Borrower of Lender as such Borrower's attorney-in-fact shall in no case impose upon Lender any obligation or duty to take any actions on behalf of such Borrowers or any fiduciary obligations with respect to such Borrower.

          (iv) If at any time an Event of Default or Potential Event of Default shall exist and be continuing, Lender may notify Depository Institutions to block any Disbursement Accounts of Borrowers held by them and not permit further withdrawals thereunder by Borrowers. If at any time an Event of Default shall exist and be continuing
Lender may also exercise any rights and remedies with respect to any Deposit Account in the Cash Management
System as may be available under this Agreement, the Pledge and Security Agreement, or any other Loan Document, or otherwise, including without limitation, instructing all Depository Institutions to transfer funds held in any such Deposit Accounts to any account which Lender may designate.

     F. Reimbursement and Indemnification. Without limiting the generality of subsection 9.3 hereof, Borrowers hereby agree jointly and severally to indemnify and reimburse Lender for any claims, costs, fees, expenses or other liabilities as incurred which Lender is required to pay to any Depository Institution or any other Person as a result of any fees associated with the Cash
Management System, any returned or dishonored checks or any other amounts owing to such Persons in connection with the Cash Management System, including without limitation any amounts Lender is required to pay to Congress
Financial Corporation (Central) or any of its affiliates in connection therewith, it being understood, however, that Lender has no obligation to discharge or assume any such claims, costs, fees, expenses or other liabilities which shall be the sole responsibility of Borrower.

6.11 Material Contracts.

     Except to the extent performance is otherwise excused by the Bankruptcy Code or an applicable order of the Court, each Borrower shall, and shall cause each of its Subsidiaries to, perform, within all required time periods
(after giving effect to any applicable grace periods), all of its obligations and enforce all of its rights under each agreement, contract, instrument or other document to which it is a party, including each Material Contract, any leases and customer contracts to which it is a party where the failure to so perform and enforce could have or result in a Material Adverse Effect.

6.12 Certain Post-Closing Obligations.

     A.   Business Plan.  Borrowers shall deliver to
Lender by December 15, 1996, a business plan for FTC and its Subsidiaries acceptable to Lender which shall include a plan for a sale of the entire business in whole or in parts during the Chapter 11 Cases or under a plan of reorganization and setting forth a time line therefor, together with sufficient detail as to the order of sale, the process and the projected gross and net proceeds of each asset, Facility or business to be sold. Nothing in this Section 6.12A shall constitute a consent to any such transactions.

     B.   Evidence of Insurance.  Within 10 days of the
Closing Date, Lender shall have received an Officer's
Certificate of Borrowers setting forth a schedule of insurance with respect to each of the insurance policies required to be maintained hereunder, in form and substance satisfactory to Lender, and cause each such insurance policy to name Lender as loss payee and/or additional insured, as appropriate, and to otherwise comply with subsection 6.4A, and cause to be delivered to Lender an original certificate of insurance from or on behalf of the issuer of each such policy.

     C.   Mortgages.  Within 30 days of the Closing Date
(i) Borrowers shall execute and deliver, or cause to be executed and delivered, to Lender, Mortgages in recordable form and such other agreements, instruments and documents as Lender may require, all in form and substance satisfactory to Lender, covering the Mortgaged Properties and (ii) Borrowers shall deliver to Lender, an ALTA lender's title insurance policy or other form of policy satisfactory to Lender (``Lender's Policy'') issued by a company or companies satisfactory to Lender, in an amount satisfactory to Lender, with all premiums paid thereon, and which shall insure that (x) the Obligations are secured by a valid first Lien on the Mortgaged Property subject only to the title exceptions approved by Lender, and (y) Borrowers are current in the payment of all applicable state and local taxes, charges and assessments affecting the Mortgaged Property. The Lender's Policy shall contain, to the extent available, (a) a comprehensive lender's endorsement, (b) a broad form zoning endorsement, including parking, (c) a survey accuracy endorsement, (d) a usury endorsement, (e) appropriate encroachment endorsements, (f) a tie-in endorsement, (g) a last-dollar endorsement, (h) a variable rate endorsement, (i) a revolving loan endorsement, and
(j) such other endorsements as Lender may deem necessary or advisable, all in form and substance satisfactory to Lender. No title indemnities shall be established in connection with the issuance of the Lender's Policy.
Concurrently with the delivery of the Mortgage on any Mortgaged Property, Lender shall have received evidence satisfactory to it as to whether (i) such Mortgaged
Property is in an area designated by the Federal Emergency
Management Agency as having special flood or mud slide hazards (a ``Flood Hazard Property'') and (ii) the community in which such Flood Hazard Property is located is participating in the National Flood Insurance Program;
and, if such Mortgaged Property contains any Flood Hazard
Property, Lender shall have received Borrower's written acknowledgement of receipt of written notification from Lender (x) as to the existence of such Flood Hazard
Property and (y) as to whether the community in which such Flood Hazard Property is located is participating in the National Flood Insurance Program.

     D. Further Assurances. Each Borrower shall promptly, upon the request of Lender, at Borrower's expense (i) execute, acknowledge and deliver, or cause the execution, acknowledgement and delivery of, and thereafter register, file or record, or cause to be registered, filed or recorded, in an appropriate governmental office, any document or instrument supplemental to or confirmatory of any Collateral Document or otherwise deemed by the Lender desirable for the continued validity, perfection and priority of the Liens on the Collateral covered thereby; and (ii) execute and deliver such further documents and do such other acts and things as Lender may at any time or from time to time request in order to effect fully the purposes of this Agreement and the other
Loan Documents and to provide for payment of the Obligations hereunder and under the other Loan Documents in accordance with the terms of this Agreement and the other Loan Documents and to confirm the grant to Lender of a perfected, first priority security interest in all of its real, personal and mixed property.

     E. Opinions. If requested by Lender, Borrowers shall cause to be delivered to Lender (i) an opinion or opinions of counsel covering such matters as Lender may request in connection with any matters described in, or matters requested by Lender in accordance with, subsections 6.12C or 6.12D, and otherwise in form and substance satisfactory to Lender and (ii) such corporate documents (including, without limitation, resolutions of the board of directors, organizational documents and signature and incumbency certificates)as
Lender may request with respect to such matters.

     F. Certain Engagements. Borrowers will hire a chief financial officer by not later than October 18, 1996. Borrowers will continue to engage Price Waterhouse as their financial advisor and Alvarez & Marsal as Crisis
Manager unless otherwise consented to by Lender in writing.

     G. Lien Searches. To the extent not delivered to Lender on or prior to the Closing Date, Borrowers shall deliver to Lender as promptly as practicable and in any event prior to the entry of the Final Order, appropriate
Lien, judgment and tax searches for each Borrower in each applicable recording office in each county and state where such Borrower (i) owns or leases real property, (ii) has equipment or inventory, (iii) has its chief executive office or (iv) has a place of business, all in form and substance satisfactory to Lender.

                  SECTION 7
       BORROWERS' NEGATIVE COVENANTS

     Each Borrower covenants and agrees that, so long as the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations unless Lender shall otherwise give prior written consent, such Borrower shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 7.

7.1  Indebtedness.

     Borrowers shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

          (i) Borrowers may become and remain liable with respect to the Obligations;

          (ii) each Borrower and its Subsidiaries may become and remain liable with respect to Contingent
Obligations permitted by subsection 7.4 and, upon any matured obligations actually arising pursuant thereto, the Indebtedness corresponding to the Contingent Obligations so extinguished;

          (iii)     each Borrower and its Subsidiaries may
become and remain liable with respect to Indebtedness in respect of Capital Leases; provided that such Capital
Leases are permitted under the terms of subsection 7.9;

          (iv) each Borrower may become and remain liable with respect to Prepetition Indebtedness without giving effect to any extensions, renewals, refinancings, supplemental borrowings or other incurrences thereof, it being understood that all such Indebtedness shall be permitted under this clause (iv) only to the extent listed on Schedule 7.1 hereto; and

          (v)  Fruehauf de Mexico may incur additional
indebtedness to Borrowers in an aggregate principal amount not to exceed $800,000 at any time and remain liable with respect to existing indebtedness to the Borrowers, provided (x) in the case of any new advances, that such advances are reflected in a separate line item of an Approved Budget and (y) in the case of all such indebtedness, that such indebtedness is evidenced by promissory notes which are pledged to Lender.

7.2  Liens and Related Matters.

     A. Prohibition on Liens. Borrowers shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of any Borrower or any such Subsidiary, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the Uniform Commercial Code of any State or under any similar recording or notice statute (other than filings or recordings in respect of the Existing Working
Capital Facilities for a period of 30 days after the Closing Date), or apply to the Court for the authority to do any of the foregoing, except:

          (i)  existing Permitted Encumbrances listed on
Schedule 5.5;

          (ii) Liens created in favor of Lender pursuant to the Collateral Documents;

          (iii)     Liens in existence as of the Petition
Date as set forth in Schedule 7.2 annexed hereto;

          (iv) post-petition Liens securing amounts outstanding under the Existing Indenture to the extent permitted by the Borrowing Orders; and

          (v)  Liens on deposits collateralizing
Contingent Obligations under Existing Letters of Credit to the extent such deposits do not exceed $6,561,426.


     B.   Equitable Lien in Favor of Lender.  If any
Borrower or any of its Subsidiaries shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than Liens excepted by the provisions of subsection 7.2A, it shall make or cause to be made effective provision whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; provided that, notwithstanding the foregoing, this covenant shall not be construed as a consent by Lender to the creation or assumption of any such Lien not permitted by the provisions of subsection 7.2A.

     C. No Further Negative Pledges. Other than as provided herein and the other Loan Documents, no Borrower and no Subsidiary of any Borrower shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired.

     D.   No Restrictions on Subsidiary Distributions to
Borrower or Other Subsidiaries. Except as provided herein and the other Loan Documents, each Borrower will not, and will not permit any of its respective Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to (i) pay dividends or make any other distributions on any of such Subsidiary's capital stock owned by such Borrower or any other Subsidiary of such Borrower, (ii) repay or prepay any Indebtedness owed by such Subsidiary to such Borrower or any other Subsidiary of such Borrower, (iii) make loans or advances to such Borrower or any other Subsidiary of such Borrower, or (iv) transfer any of its property or assets to such Borrower or any other Subsidiary of such Borrower.

7.3  Investments; Joint Ventures.

     Borrowers shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture or Subsidiary, except:

          (i) Borrowers and their respective Subsidiaries may make and own Investments in Cash Equivalents;

          (ii) each Borrower and its Subsidiaries may make
Consolidated Capital Expenditures permitted by subsection
7.8;

          (iii)     each Borrower and its Subsidiaries may
continue to own the Investments owned by them as of the Closing Date as set forth in Schedule 7.3 annexed hereto;

          (iv) each Borrower may make investments in other
Borrowers; and

          (v)  Borrowers may make loans to Fruehauf de
Mexico to the extent permitted by Section 7.1(v).

7.4  Contingent Obligations.

     Borrowers shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, create or become or remain liable with respect to any Contingent Obligation, except:

          (i)  each Borrower and its Subsidiaries may
become and remain liable with respect to Contingent
Obligations in respect of the Obligations;

          (ii) each Borrower and its Subsidiaries may become and remain liable with respect to Contingent
Obligations in existence on the Petition Date set forth on
Schedule 7.4 annexed hereto; and

          (iii)     each Borrower may continue to remain
liable with respect to Contingent Obligations in respect of the Existing Letters of Credit set forth on Schedule
1.1A annexed hereto only to the extent such obligations are fully cash collateralized with proceeds of Loans hereunder.

7.5  Restricted Junior Payments.

     Borrowers shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment.

7.6  Financial Covenants.

     A. Minimum Consolidated Adjusted EBITDA. Borrowers shall not permit Consolidated Adjusted EBITDA for any fiscal month set forth below to be less than (or more negative, in the case of negative numbers) the correlative amount indicated:

                            Minimum Consolidated
    Month                    Adjusted EBITDA
    -----                    ---------------

 November 1996                ($1,200,000)
 December 1996                ($1,100,000)
 January 1997                    $150,000
 February 1997                   $150,000
 March 1997                      $150,000
 April 1997                      $150,000


     B.   Minimum Net Sales.  Borrowers shall not permit
Consolidated Net Sales for any month set forth below to be less than the correlative amount indicated:


                           Minimum Consolidated
    Month                       Net Sales
    -----                       ---------

 November 1996                $16,425,000
 December 1996                $16,125,000
 January 1997                 $18,375,000
 February 1997                $18,525,000
 March 1997                   $18,600,000
 April 1997                   $18,450,000

7.7  Restriction on Fundamental Changes; Asset Sales.

     Each Borrower shall not, and shall not permit any of its Subsidiaries to, change its legal form, or enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), make any Asset Sale or otherwise convey, sell, lease, sub-lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business, property or fixed assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise all or substantially all the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person, except:

          (i)  Borrowers and their Subsidiaries may make
Consolidated Capital Expenditures permitted under subsection 7.8; and

          (ii) subject to subsection 7.13, Borrowers and their Subsidiaries may sell or otherwise dispose of assets in transactions that do not constitute Asset Sales;
provided that the consideration received for such assets shall be in an amount at least equal to the fair market value thereof.


7.8  Consolidated Capital Expenditures.

     Borrowers shall not, and shall not permit any of their respective Subsidiaries to, make or incur
Consolidated Capital Expenditures, in any month indicated below, in an aggregate amount in excess of the corresponding amount (the "Maximum Consolidated Capital
Expenditures Amount") set forth below opposite such month;
provided that the Maximum Consolidated Capital
Expenditures Amount for any month shall be increased by an amount equal to the excess, if any, of the Maximum
Consolidated Capital Expenditures Amount for the previous month (as adjusted in accordance with this proviso) over the actual amount of Consolidated Capital Expenditures for such previous month:

                         Maximum Consolidated
     Month               Capital Expenditures
     -----               --------------------

 October 1996                 $165,000
 November 1996                $165,000
 December 1996                $165,000
 January 1997                 $165,000
 February 1997                $165,000
 March 1997                   $165,000
 April 1997                   $165,000


7.9  Restriction on Leases.

     Borrowers shall not, and shall not permit any of their respective Subsidiaries to, become liable in any way, whether directly or by assignment or as a guarantor or other surety, for the obligations of the lessee under any lease, whether an Operating Lease or a Capital Lease, other than Operating Leases and Capital Leases in existence on the Petition Date.

7.10 Sales and Lease-Backs.

     Borrowers shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any property
(whether real, personal or mixed), whether now owned or hereafter acquired, (i) which any Borrower or any of its Subsidiaries has sold or transferred or is to sell or transfer to any other Person or (ii) which any Borrower or any of its Subsidiaries intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by such Borrower or any such Subsidiary to any Person in connection with such lease.

7.11 Chapter 11 Claims.

     Without limiting the provisions of subsection 7.2 hereof, none of the Borrowers shall incur, create, assume, suffer or permit any claim or Lien or encumbrance against it or any of its property or assets in any Chapter 11 Case
(other than the allowed administrative expense claims specifically referred to in subsection 2.8) to be pari passu with or senior to the claims of Lender against any Borrower in respect of the Obligations hereunder, or apply to the Court for authority to do so.

7.12 Transactions with Shareholders and Affiliates.

     No Borrower shall nor shall it permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of equity Securities of such Borrower or with any Affiliate of such Borrower or of any such holder unless the terms of such business, transaction or series of transactions are (i) set forth in writing and
(ii) as favorable to such Borrower or such Subsidiary as terms that would be obtainable at the time for a comparable transaction or series of similar transactions in arm's-length dealings with an unrelated third person provided that this subsection 7.12 shall not prohibit intercompany loans to Fruehauf de Mexico made in accordance with subsection 7.1(v).

7.13 Disposal of Subsidiary Stock.

     Other than as permitted by subsections 7.2, no Borrower shall:

          (i) directly or indirectly issue, sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity Securities of any of its Subsidiaries, except to qualify directors if required by applicable law; or

          (ii) permit any of its Subsidiaries directly or indirectly to issue, sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity Securities of any of its Subsidiaries
(including such Subsidiary), except to qualify directors if required by applicable law.

7.14 Conduct of Business.

     From and after the Closing Date, Borrowers shall not, and shall not permit any of their respective Subsidiaries to, engage in any business other than the businesses engaged in by Borrowers and such Subsidiaries on the Closing Date.

7.15 Limitation on Payments and Disbursements.

     Borrowers shall not, and not permit any of their Subsidiaries to, make, or draw any funds from any Disbursement Account for, any disbursements or payments other than Permitted Payments.

7.16 Sale or Discount of Receivables.

     Borrowers shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, sell with recourse, or discount or otherwise sell for less than the face value thereof, any of their notes or accounts receivable.

7.17 Fiscal Year; Tax Consolidation.

     A. Borrowers shall not change their Fiscal Year-end from December 31.

     B. Borrowers will not, nor will they permit any of their respective Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than FTC or any of its Subsidiaries).

7.18 Amendments to Material Contracts.

     Each Borrower shall not, and shall not permit any of its Subsidiaries to, terminate or modify any provision of any agreement, contract, instrument or other document
(including any Material Contract) to which it is a party which termination or modification could have or result in a Material Adverse Effect.

                            SECTION 8
                        EVENTS OF DEFAULT

     Notwithstanding the provisions of Sections 105 and 362 of the Bankruptcy Code and without application or motion to, or order from, the Court, the occurrence of any one or more of the following events, regardless of the reason therefore, shall constitute an ``Event of Default'' hereunder:

8.1  Failure to Make Payments When Due.

     Failure to make any payment of principal of any Loan when due, whether at stated maturity, by acceleration, by notice of prepayment or otherwise; or failure to make any payment of interest on any Loan or to pay any other
Obligations within three days of the date due; or

8.2  Breach of Certain Covenants.

     Failure of any Borrower to perform or comply with any term or condition contained in subsections 2.4, 2.5, 6.2, 6.4, 6.9, 6.10, or Section 7 of this Agreement; or

8.3  Other Defaults Under Loan Documents.

     Any Borrower shall default in the performance of or compliance with any term contained in this Agreement or any of the other Loan Documents, other than any such term referred to in any other subsection of this Section 8, and such default shall not have been remedied or waived within 5 days after the earlier of (i) an officer of any Borrower becoming aware of such default or (ii) receipt by such Borrower of notice from Lender of such default; or

8.4  Breach of Warranty.

     Any representation, warranty, certification or other statement made by any Borrower or any of its Subsidiaries in any Loan Document or in any statement or certificate at any time given by any Borrower or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made; or

8.5  Bankruptcy Proceeding Events.

     (i) The entry of an order authorizing any Borrower in any of the Chapter 11 Cases to obtain additional financing under Section 364(c) or (d) of the Bankruptcy
Code, or authorizing any Person to recover from any portions of the Collateral any costs or expenses of preserving or disposing of such Collateral under Section
506(c) of the Bankruptcy Code, or authorizing the use of cash collateral without prior written consent of Lender under Section 363(c) of the Bankruptcy Code; (ii) the appointment of an interim or permanent trustee or examiner in any of the Chapter 11 Cases; (iii) the dismissal of any of the Chapter 11 Cases, or the conversion of any of the Chapter 11 Cases to a case under Chapter 7 of the Bankruptcy Code; (iv) the entry of an order granting relief from or modifying the automatic stay of
Section 362 of the Bankruptcy Code (a) to allow any creditor to take possession of or execute upon or enforce a Lien on any Collateral or on any other property or assets of any Borrower or (b) with respect to any Lien of, or the granting of any Lien on any Collateral or any other property or assets of any Borrower to, any State or local environmental or regulatory agency or authority; (v) the entry of an order amending, supplementing, staying, vacating or otherwise modifying either of the Borrowing
Orders, this Agreement or any other Loan Document or any of Lender's obligations, rights, benefits, privileges or remedies under the Borrowing Orders, this Agreement or any other Loan Document, in any case without Lender's prior consent; (vi) an order shall be entered approving, or there shall arise, any other administrative expense claim
(other than as to the Carve-Out as and to the extent specifically referred to in subsection 2.8) having any priority over, or being pari passu with the administrative expense super priority status of the Obligations in respect of any of the Chapter 11 Cases; or

8.6  Judgments.

     (i)  Any money judgment, writ or warrant of
attachment, or similar process involving in any individual case an amount in excess of $250,000 (exclusive of any amount which is fully and adequately covered by insurance and with respect to which the insurer has acknowledged in writing its coverage) that would constitute an administrative expense in the Chapter 11 Cases shall be entered or filed against any Borrower or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of thirty
(30) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

     (ii) Any Borrower shall enter into any voluntary settlement of litigation or claim that would constitute an administrative expense in the Chapter 11 Cases in an amount, in any individual case, in excess of $250,000
(exclusive of any amount which is fully and adequately covered by insurance and with respect to which the insurer has acknowledged its coverage in writing); or

     (iii) Any judgment, writ or warrant of attachment or similar process involving (a) in any individual case an amount in excess of $250,000 or (b) in the aggregate at any time an amount in excess of $250,000 (in either case not adequately covered by insurance as to which a solvent and its unaffiliated insurance company has acknowledged coverage) shall be entered or filed against any Subsidiary of any Borrower or any of its assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 30 days (or in any event later than five days prior to the date of any proposed sale thereunder).

8.7  Employee Benefit Plans.

     There shall occur one or more ERISA Events which individually or in the aggregate results in or might reasonably be expected to result in liability of any Borrower or any of its ERISA Affiliates in excess of $250,000 during the term of this Agreement; or there shall exist an amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), which exceeds $250,000; or

8.8  Impairment of Collateral.

     Any provision of any Collateral Document shall for any reason cease to be valid and enforceable in accordance with its terms, any Collateral Document shall be repudiated or terminated, including by operation of law, or any Lien created under any Collateral Document or the Interim Order or the Final Order, as the case may be, shall cease to be a valid and perfected first priority security interest or Lien in any portion of the Collateral purported to be covered thereby; or

8.9  Default Under or Termination of Material Contracts.

     Any termination or material default or breach under, or expiration of (other than in accordance with the prepetition terms of such contract), any Material Contract shall occur; or

8.10 Material Adverse Effect.

     Any event or change shall occur after the Closing
Date (including any judgment) that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect; or

8.11 Change in Crisis Manager.

     The Crisis Manager shall resign or be terminated or such manager's powers shall be modified or curtailed in any material respect in the sole judgment of Lender from those set forth in the initial engagement agreement required to be approved by Lender or Jones, Day, Reavis &
Pogue shall cease to be general bankruptcy and corporate counsel to Borrowers in the Chapter 11 Cases or its responsibilities shall be limited, in any such event without the consent of Lender.

8.12 Change in Board.

     The composition of the Board of Directors (or any committee thereof) shall change without the consent of Lender except as a result of death or permanent disability.

THEN upon the occurrence and during the continuance of any Event of Default, Lender may (notwithstanding the provisions of Sections 105 and 362 of the Bankruptcy Code and without application or motion to, or order from, the Court) (A) declare (i) the unpaid principal amount of and accrued interest on the Loans, and (ii) all other
Obligations, immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Borrowers, and the same shall forthwith become, immediately due and payable, and the obligation of Lender to make any Loan hereunder and the Commitments shall thereupon terminate and (B) exercise all other rights and remedies of Lender set forth in any of the Collateral
Documents, in addition to all rights and remedies allowed by applicable laws of the United States and of any state thereof, including but not limited to the UCC; provided that, any other provision of this Agreement or any other
Loan Document to the contrary notwithstanding, with respect to all rights and remedies other than Acceleration and termination of the Commitments and any obligation to make Loans, Lender shall give Borrowers, counsel to any official committee in respect of the Chapter 11 Cases, the trustee under the Existing Indenture and Haynes and Boone, L.L.P. (counsel to certain holders of Senior Notes) five
Business Days' prior notice (which notice shall be delivered by facsimile or overnight courier) of the intention to exercise its rights and remedies with respect to the Collateral and the Obligations and file a copy of such notice with the clerk of the Court, all in accordance with the Borrowing Orders. In addition to all other rights and remedies, Lender may, by one or more motions, which Borrower agrees not to oppose, cause any part or all of the assets and properties of the Borrowers to be sold at one or more sales pursuant to Section 363 of the Bankruptcy Code, or Lender may request that Borrowers file and prosecute such motion or motions and Borrowers agree to do so promptly.

     Lender shall not have any obligation of any kind to make a motion or application to the Bankruptcy Court to exercise any of its rights and remedies set forth or referred to in this Agreement or in the other Loan
Documents. The enumeration of the foregoing rights and remedies is not intended to be exhaustive and the exercise of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative and not alternative.

     Borrowers waive, (i) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties or other property at any time held by Lender on which Borrowers may in any way be liable and hereby ratify and confirm whatever Lender may do in this regard, (ii) subject to the notice provisions of the preceding paragraph, all rights to notice and hearing prior to Lender's taking possession or control of, or to Lender's replevy, attachment or levy upon, the Collateral, or any bond or security which might be required by any court prior to allowing Lender to exercise any of its remedies, and (iii) the benefit of all valuation, appraisal and exemption laws. Borrowers acknowledge they have been advised by counsel of their choice with respect to the effect of the foregoing waivers and this Agreement, the other Loan Documents and the transactions evidenced by this Agreement and the other Loan Documents.

                            SECTION 9
                          MISCELLANEOUS

9.1  Participations in Loans.

     Lender shall have the right at any time to sell participations to any Person in all or any part of its Commitment or any Loan or Loans made by it or any other interest herein or in any other Obligations owed to it;
provided that Lender may not participate more than one-quarter of the Commitment or any Loans or any other interest herein or any other Obligations owed to it and provided further that no such participation shall, without the consent of Borrowers, require any Borrower to file a registration statement with the Securities and Exchange
Commission or apply to qualify such participation under the securities laws of any state. Except as otherwise provided in this subsection 9.1, Lender shall not, as between Borrowers and Lender, be relieved of any of its obligations hereunder as a result of any granting of participations in all or any part of its Commitment or the Loans or the other Obligations owed to Lender.

     The holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly affecting (i) the extension of the regularly scheduled maturity of any portion of the principal amount of or interest on any Loan allocated to such participation, (ii) a reduction of the principal amount of or the rate of interest payable on any Loan allocated to such participation or (iii) the release of more than 50% of the Collateral. All amounts payable by Borrowers hereunder (including without limitation amounts payable to such Lender pursuant to subsection 2.6) shall be determined and paid to Lender as if Lender had not sold such participation.

     Lender may furnish any information concerning
Borrowers and their Subsidiaries in the possession of Lender from time to time to participants (including prospective participants), subject to subsection 9.17.

9.2  Expenses.

     Borrowers shall, at the option of Lender in each instance either pay directly or reimburse Lender for all expenses of Lender in connection with the underwriting, due diligence analysis and credit approval with respect to, and the preparation of, the Loan Documents (including the reasonable fees and out-of-pocket expenses of Lender's counsel retained in connection with the Loan Documents and the transactions contemplated thereby), and all such expenses shall be part of the Obligations. If, at any time or times, regardless of the existence of an Event of Default, Lender shall incur reasonable expenses itself or employ counsel or other professional advisors, including, but not limited to, environmental, financial and management consultants, for advice or other representation or shall incur legal, appraisal, accounting, consulting or other reasonable costs and expenses in connection with:

          A. any amendment, modification or waiver of, or consent with respect to, any of the Loan Documents;

          B.   any litigation, contest, dispute, suit,
proceeding or action (whether instituted by Lender, any Borrower or any other Person) in any way relating to the Collateral, any of the Loan Documents, or any other agreements to be executed or delivered in connection therewith or herewith, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case or proceeding commenced by or against any Borrower or any other Person that may be obligated to Lender by virtue of the Loan
Documents, under the Bankruptcy Code, or any other applicable Federal, state, or foreign bankruptcy or other similar law;

          C.   any attempt to enforce any rights or
remedies of Lender against any Borrower, or any other
Person that may be obligated to Lender by virtue of being a party to any of the Loan Documents;

          D.   any effort or attempt to administer,
appraise, inspect, monitor, verify, protect, collect, sell, liquidate or otherwise dispose of the Collateral; or

          E.   any Chapter 11 Case (including, without
limitation, the on-going monitoring by Lender of any Chapter 11 Case, including attendance by Lender and/or its counsel at hearings or other proceedings or meetings and the on-going review of documents filed with the Court in respect thereof) and Lender's interests with respect to any Borrower (including, without limitation, the on-going review of any Borrower's business, assets, operations, prospects or financial condition as Lender shall deem necessary), the Collateral or the Obligations;

then, and in any such event, the fees and expenses incurred by Lender and such attorneys and other professional advisors and consultants arising from such services, including those of any appellate proceedings, and all reasonable expenses, costs, charges and other fees incurred by such counsel or other professionals in any respect arising in connection with or relating to any of the events or actions described in this subsection 9.2 shall be payable, on demand, by Borrowers to Lender, shall be additional Obligations secured under the Collateral
Documents and the other Loan Documents, and Lender may charge any Deposit Account for payment thereof. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: paralegal fees, costs and expenses; accountants' and experts' fees, costs and expenses; appraisers' fees, costs and expenses; management and other consultants' fees, costs and expenses; court costs and expenses; photocopying and duplicating expenses;
court reporter fees, costs and expenses; long distance telephone charges; communication charges, air express charges; telegram charges; secretarial overtime charges;
and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other professional services. Lender and its attorneys or other agents shall not be required to file any application with the Court for the payment of any fees and expenses. All such fees and expenses shall be presumed reasonable and Borrowers shall have the burden of proof to demonstrate otherwise.

9.3  Indemnity.

     In addition (but without duplication) to the payment of expenses pursuant to subsection 9.2, whether or not the transactions contemplated hereby shall be consummated, Borrowers jointly and severally agree to defend, indemnify, pay and hold harmless Lender, and the officers, directors, employees, agents and affiliates of Lender
(collectively called the ``Indemnitees'') from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including without limitation the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including without limitation securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of this Agreement or the other Loan Documents or the Chapter
11 Cases or the transactions contemplated hereby or thereby (including without limitation Lender's agreement to make the Loans hereunder or the use or intended use of the proceeds of any of the Loans hereunder (collectively called the ``Indemnified Liabilities''); provided that Borrowers shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise solely from the gross negligence or willful misconduct of that Indemnitee (or its officers, agents or employees) as determined by a final judgment of a court of competent jurisdiction. To the extent that the undertaking to defend, indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, each Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them.

9.4  Set-Off; Security Interest in Deposit Accounts.

     In addition to any rights now or hereafter granted under this Agreement or any other Loan Document (including the Collateral Documents) or under applicable law and not by way of limitation of any such rights, and notwithstanding the provisions of Sections 105 and 362 of the Bankruptcy Code and without application or motion to, or order from, the Court, upon the occurrence of any Event of Default Lender is hereby authorized by Borrowers at any time or from time to time, without notice to any Borrower, or to any other Person (other than as expressly required by the third to last paragraph of Section 8 hereof), any such notice being hereby expressly waived, to set off and to appropriate and to apply all Deposit Accounts and any other deposits of or by Borrowers (general or special, including, but not limited to, Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by Lender to or for the credit or the account of any Borrower against and on account of the Obligations of Borrowers to Lender under the Notes and the other Loan Documents including, but not limited to, all claims of any nature or description arising out of or connected with this Agreement, the Notes, or any other
Loan Document, irrespective of whether or not (i) Lender shall have made any demand hereunder or (ii) the principal of or the interest on the Loans or any other Obligations shall have become due and payable pursuant to Section 8 and although said Obligations, or any of them, may be contingent or unmatured. Borrowers hereby further confirm the grant to Lender as part of the Collateral of a security interest in, all Deposit Accounts and any other deposits and accounts maintained with any bank, such Lender or any agent acting on its behalf, as security for the Obligations.

9.5  Amendments and Waivers.

     No amendment, modification, termination or waiver of any provision of this Agreement, the Notes or any other
Loan Documents, or consent to any departure by Borrowers therefrom, shall in any event be effective without the written concurrence of Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Borrower in any case shall entitle such Borrower to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 9.5 shall be binding upon Lender and, if signed by any Borrower, on such Borrower.

9.6  Independence of Covenants.

     All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential
Event of Default if such action is taken or condition exists.

9.7  Notices.

     Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, telexed or sent by United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telecopy or telex, or four Business Days after depositing it in the United States mail, registered or certified, with postage prepaid and properly addressed;
provided that notices to Lender shall not be effective until received. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or as to any party, such other address as shall be designated by such Person in a written notice delivered to the other parties hereto.

9.8  Survival of Representations, Warranties and
Agreements.

     A. All representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

     B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Borrowers set forth in subsections 2.6, 9.2 and 9.3 and the agreements of Lender set forth in subsection 9.17 shall survive the payment of the Loans and the termination of this Agreement.

9.9  Failure or Indulgence Not Waiver; Remedies
Cumulative.

     No failure or delay on the part of Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

9.10 Marshalling; Payments Set Aside.

     Lender shall not be under any obligation to marshal any assets in favor of any Borrower or any other party or against or in payment of any or all of the Obligations.
To the extent that any Borrower makes a payment or payments to Lender, or Lender enforces any security interests or exercises its right of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

9.11 Severability.

     In case any provision in or obligation under this Agreement, the Note or any other Loan Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

9.12 Headings.

     Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

9.13 Applicable Law.

     THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE
CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL
LAWS OF THE STATE OF NEW YORK (INCLUDING, WITHOUT
LIMITATION, SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAWS
OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF
LAWS PRINCIPLES.

9.14 Successors and Assigns.

     This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lender. No Borrower's rights or obligations hereunder or any interest therein may be assigned or delegated by such Borrower without the prior written consent of Lender.

9.15 Consent to Jurisdiction and Service of Process.

     ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST BORROWERS
ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER
LOAN DOCUMENT OR ANY OBLIGATION MAY, SUBJECT TO THE
JURISDICTION OF THE COURT, BE BROUGHT IN ANY STATE OR
FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF
NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT
EACH BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH
ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE
NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND
WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY
AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN
CONNECTION WITH THIS AGREEMENT, SUCH OTHER LOAN DOCUMENT
OR SUCH OBLIGATION. Each Borrower hereby agrees that service of all process in any such proceeding in any such court may be made to its counsel pursuant to the Bankruptcy Rules or the rules of the Court or by registered or certified mail, return receipt requested, to such Borrower at its address provided in subsection 9.7, such service being hereby acknowledged by Borrower to be sufficient for personal jurisdiction in any action against Borrower in any such Court and to be otherwise effective and binding in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of Lender to bring proceedings against any Borrower in the courts of any other jurisdiction.

9.16 Waiver of Jury Trial.

     EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES
TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY
CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS
AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY
DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF
THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP
THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims.
Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER
IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER
ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY
SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR
MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN
DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING
TO THE LOANS MADE HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

9.17 Confidentiality.

     Lender agrees that it will hold and keep confidential any non-public information from time to time supplied by Borrowers or any of their Subsidiaries, which has been identified as confidential, pursuant to the terms of this Agreement or the Loan Documents in accordance with Lender's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, and in all cases, in a manner consistent with which Lender protects its own non-public confidential information, it being understood and agreed by Borrowers that Lender may make disclosures: (i) to the extent required by law, to any governmental agency or representative thereof or pursuant to legal process;
provided that, unless specifically prohibited by applicable law or court order, Lender shall notify
Borrowers of any request by any governmental agency or representative for disclosure of any such non-public information prior to the disclosure of such information;
(ii) counsel to Lender or its accountants or other advisors; (iii) bank examiners and auditors; (iv) any participant of Lender, that agrees in writing to be bound by the terms and provisions of this subsection 9.17; or
(vi) to the extent that such information becomes public other than as a result of a breach of this subsection
9.17. It is understood and agreed that in no event shall Lender be obligated or required to return any materials furnished by any Borrower or any of their Subsidiaries.
Lender agrees that the terms and provisions of this subsection 9.17 shall survive the payment of the Loans and the termination of this Agreement and the Loan Documents.

9.18 Counterparts; Effectiveness.

     This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This
Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Borrowers and Lender of written or telephonic notification of such execution and authorization of delivery thereof and entry of the Interim Order.

9.19 Parties Including Trustees; Court Proceedings.

     This Agreement and the other Loan Documents shall be binding upon, and inure to the benefit of, the successors of Lender, and the assigns, transferees and endorsees of Lender. The security interests and Liens created in this Agreement, the Collateral Documents and the other Loan
Documents shall be and remain valid and perfected, and the claims of Lender hereunder valid and enforceable in accordance with the terms hereof, notwithstanding the discharge of any Borrower pursuant to 11 U.S.C. ss 1141, the conversion of the Chapter 11 Case or any other bankruptcy case of any Borrower to a case under Chapter 7 of the Bankruptcy Code or the dismissal of the Chapter 11
Case. Further, the security interests and Liens created in this Agreement, the Collateral Documents and the other
Loan Documents shall be and remain valid and perfected without the necessity that Lender file financing statements or otherwise perfect its security interests or Liens under applicable law. This Agreement and the other
Loan Documents, the claims of Lender hereunder and thereunder, and all security interests or Liens created hereby or pursuant hereto or by or pursuant to the Collateral Documents or any other Loan Document shall at all times be binding upon Borrowers, the estates of Borrowers and any trustee or official committee appointed in the Chapter 11 Case or any Chapter 7 case, or any other successor in interest to Borrowers notwithstanding the discharge of any Borrower pursuant to section 1141 of the Bankruptcy Code, the conversion of the Chapter 11
Cases to a case under Chapter 7 of the Bankruptcy Code or the dismissal of any of the Chapter 11 Cases. This
Agreement shall not be subject to Section 365 of the Bankruptcy Code.


      [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                        BORROWERS:

                        FRUEHAUF TRAILER CORPORATION


                        By: /s/ Kenneth A. Minor
                            ---------------------
                        Name:   Kenneth A. Minor
                        Title: Vice President - Treasurer

                        Notice Address:

                        111 Monument Circle
                        Suite 3200
                        Indianapolis, Indiana 46204
                        Attention:  President
                        Fax:  (317) 630-3090

                        With a copy to:

                        Rick Cieri, Esq.
                        Jones Day Reavis & Pogue
                        901 Lakeside Avenue
                        Cleveland, Ohio  44114
                        Fax:  (216) 579-0212



                        FGR, INC.


                        By: /s/ Kenneth A. Minor
                            ---------------------
                        Name:   Kenneth A. Minor
                        Title: Vice President - Treasurer

                        Notice Address:

                        111 Monument Circle
                        Suite 3200
                        Indianapolis, Indiana 46204
                        Attention:  President
                        Fax:  (317) 630-3090

                        With a copy to:

                        Rick Cieri, Esq.
                        Jones Day Reavis & Pogue
                        901 Lakeside Avenue
                        Cleveland, Ohio  44114
                        Fax:  (216) 579-0212

                        FRUEHAUF CORPORATION


                        By: /s/ Kenneth A. Minor
                            ---------------------
                        Name:   Kenneth A. Minor
                        Title: Vice President - Treasurer

                        Notice Address:

                        111 Monument Circle
                        Suite 3200
                        Indianapolis, Indiana 46204
                        Attention:  President
                        Fax:  (317) 630-3090

                        With a copy to:

                        Rick Cieri, Esq.
                        Jones Day Reavis & Pogue
                        901 Lakeside Avenue
                        Cleveland, Ohio  44114
                        Fax:  (216) 579-0212

                        MARYLAND SHIPBUILDING & DRYDOCK
                              COMPANY


                        By: /s/ Gary K. Lorenz
                            ---------------------
                        Name:   Gary K. Lorenz
                        Title:  President

                        Notice Address:

                        111 Monument Circle
                        Suite 3200
                        Indianapolis, Indiana 46204
                        Attention:  President
                        Fax:  (317) 630-3090

                        With a copy to:

                        Rick Cieri, Esq.
                        Jones Day Reavis & Pogue
                        901 Lakeside Avenue
                        Cleveland, Ohio  44114
                        Fax:  (216) 579-0212

                        THE MERCER CO.


                        By: /s/ Kenneth A. Minor
                            ---------------------
                        Name:   Kenneth A. Minor
                        Title: Vice President - Treasurer

                        Notice Address:

                        111 Monument Circle
                        Suite 3200
                        Indianapolis, Indiana 46204
                        Attention:  President
                        Fax:  (317) 630-3090

                        With a copy to:

                        Rick Cieri, Esq.
                        Jones Day Reavis & Pogue
                        901 Lakeside Avenue
                        Cleveland, Ohio  44114
                        Fax:  (216) 579-0212



                        FRUEHAUF INTERNATIONAL LIMITED


                        By: /s/ Kenneth A. Minor
                            ---------------------
                        Name:   Kenneth A. Minor
                        Title: Vice President - Treasure

                        Notice Address:

                        111 Monument Circle
                        Suite 3200
                        Indianapolis, Indiana 46204
                        Attention:  President
                        Fax:  (317) 630-3090

                        With a copy to:

                        Rick Cieri, Esq.
                        Jones Day Reavis & Pogue
                        901 Lakeside Avenue
                        Cleveland, Ohio  44114
                        Fax:  (216) 579-0212

                        DEUTSCHE-FRUEHAUF HOLDING
                           CORPORATION


                        By: /s/ Kenneth A. Minor
                            ---------------------
                        Name:   Kenneth A. Minor
                        Title: Vice President - Treasurer

                        Notice Address:

                        111 Monument Circle
                        Suite 3200
                        Indianapolis, Indiana 46204
                        Attention:  President
                        Fax:  (317) 630-3090

                        With a copy to:

                        Rick Cieri, Esq.
                        Jones Day Reavis & Pogue
                        901 Lakeside Avenue
                        Cleveland, Ohio  44114
                        Fax:  (216) 579-0212

                        JACKSONVILLE SHIPYARDS, INC.


                        By: /s/ Gary K. Lorenz
                            ---------------------
                        Name:   Gary K. Lorenz
                        Title:  President

                        Notice Address:

                        111 Monument Circle
                        Suite 3200
                        Indianapolis, Indiana 46204
                        Attention:  President
                        Fax:  (317) 630-3090

                        With a copy to:

                        Rick Cieri, Esq.
                        Jones Day Reavis & Pogue
                        901 Lakeside Avenue
                        Cleveland, Ohio  44114
                        Fax:  (216) 579-0212



                         M.J. HOLDINGS, INC.


                        By: /s/ Kenneth A. Minor
                            ---------------------
                        Name:   Kenneth A. Minor
                        Title: Vice President - Treasurer

                        Notice Address:

                        111 Monument Circle
                        Suite 3200
                        Indianapolis, Indiana 46204
                        Attention:  President
                        Fax:  (317) 630-3090

                        With a copy to:

                        Rick Cieri, Esq.
                        Jones Day Reavis & Pogue
                        901 Lakeside Avenue
                        Cleveland, Ohio  44114
                        Fax:  (216) 579-0212

                         E.L. DEVICES, INC.


                        By: /s/ Gary K. Lorenz
                            ---------------------
                        Name:   Gary K. Lorenz
                        Title:  President

                        Notice Address:

                        111 Monument Circle
                        Suite 3200
                        Indianapolis, Indiana 46204
                        Attention:  President
                        Fax:  (317) 630-3090

                        With a copy to:

                        Rick Cieri, Esq.
                        Jones Day Reavis & Pogue
                        901 Lakeside Avenue
                        Cleveland, Ohio  44114
                        Fax:  (216) 579-0212

                        LENDER:

                        MADELINE, L.L.C.


                        By:/s/ Joyce Johnson-Miller
                           -------------------------
                        Name: Joyce Johnson-Miller
                        Title: Managing Director


                        Notice Address and Lending Office:

                        950 Third Avenue
                        20th Floor
                        New York, NY 10022
                        Attention:  Joyce Johnson-Miller
                        Fax:      (212) 750-5212

                        With a copy to:

                        O'Melveny & Myers
                        153 East 53rd Street
                        New York, NY 10022
                        Attention:  Joel B. Zweibel, Esq.
                        Fax:      (212) 326-2061